                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934
                               (Amendment No. 1)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                UAL Corporation
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                UAL Corporation
- --------------------------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[X]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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


                                UAL CORPORATION

                                                      April 17, 1995

  Dear Fellow Owners:

    The past year has seen tremendous and exciting changes for UAL Corporation. The Board of Directors joins me in inviting you to attend the 1995 Annual Meeting of Stockholders to reflect upon these changes, to vote on the matters described in the enclosed Proxy Statement, and to discuss our direction for 1995 and beyond.

    It is important that your shares be represented at the meeting whether or not you plan to attend in person. Therefore, please sign and return the enclosed proxy in the envelope provided. If you do attend the meeting and desire to vote in person, you may do so even though you have previously sent in a proxy. If you hold your shares through a broker, trustee or other fiduciary, please consult the accompanying materials for the manner in which you may vote your shares.

    We hope that you will be able to attend the meeting and we look forward to seeing you. If you plan to attend, please detach the admission card attached to your proxy card and bring it with you to the meeting.

                                          Sincerely yours,

                                          /s/ Gerald Greenwald
                                          --------------------
                                          Gerald Greenwald

                                UAL CORPORATION
                                P. O. BOX 66919
                            CHICAGO, ILLINOIS 60666

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

  The Annual Meeting of Stockholders of UAL Corporation, a Delaware corporation, will be held in the California Ballroom of the Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California 90071 on Thursday, May 18, 1995, at 10:00 a.m., local time, for the following purposes:

    1. To elect a Board of Directors as follows:

      (a) Five Public Directors shall be elected by the holders of Common
    Stock;

      (b) Four Independent Directors shall be elected by the holders of Class I Junior Preferred Stock; and

      (c) One ALPA Director, one IAM Director and one Salaried/Management Employee Director shall be elected by the holders of Class Pilot MEC Junior Preferred Stock, Class IAM Junior Preferred Stock and Class SAM Junior Preferred Stock, respectively;

    2. To approve the UAL Corporation 1995 Directors Plan;

    3. To approve Amendments to the Restated Certificate of Incorporation of this Corporation relating to certain definitions;

    4. To approve Amendments to the Restated Certificate of Incorporation of this Corporation relating to certain Board Committee matters;

    5. To ratify the appointment of Arthur Andersen LLP as independent public accountants for this Corporation for fiscal year 1995; and

    6. To transact such other business, including a stockholder proposal, as may properly be brought before the meeting or any adjournment or postponement thereof.

  Only stockholders of record as of the close of business on March 22, 1995 are entitled to notice of, and to vote at, the meeting and at any adjournment or postponement thereof. A list of such stockholders will be open for examination during ordinary business hours by any stockholder for any purpose germane to the meeting at 619 West Sixth Street, Los Angeles, California 90017 for a period of ten days prior to the meeting. The list will also be available on May 18, 1995 at the place of the Annual Meeting.

  Stockholders are urged to fill out, sign and mail promptly the enclosed proxy in the accompanying envelope, which requires no postage if mailed in the United States. Proxies forwarded by or for brokers, trustees, or fiduciaries should be returned as directed. The prompt return of proxies will save the expense involved in further communication.

                                          By order of the Board of Directors

                                          Francesca M. Maher
                                          Vice President--Law
                                          and Corporate Secretary

Chicago, Illinois

April 17, 1995

  PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING.

                                UAL CORPORATION
                                 P.O. BOX 66919
                            CHICAGO, ILLINOIS 60666

                                PROXY STATEMENT

                  ANNUAL MEETING OF STOCKHOLDERS, MAY 18, 1995

  This Proxy Statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of UAL Corporation (the "Corporation") to be used at the Annual Meeting of Stockholders of the Corporation to be held on Thursday, May 18, 1995, at the Westin Bonaventure Hotel, 404 South Figueroa Street, Los Angeles, California 90071 at 10:00 A.M. local time, and at any and all adjournments and postponements thereof (the "Meeting"). The meeting has been called for the purposes set forth in the notice of the Meeting. The approximate date of mailing this Proxy Statement and enclosed proxy is April 17, 1995.

THE RECAPITALIZATION

  On July 12, 1994 the Corporation's stockholders approved a Plan of Recapitalization pursuant to which an aggregate 55% voting interest in the Corporation was transferred to State Street Bank and Trust Company as trustee of the UAL Corporation Employee Stock Ownership Plan Trust (the "ESOP") established for the benefit of certain groups of employees in exchange for wage and benefit reductions and work-rule changes. The transaction took the form of a recapitalization (the "Recapitalization") in which the holders of the then outstanding common stock, par value $5 per share ("Old Common Stock"), of the Corporation received in exchange for each share of Old Common Stock one-half of a new share of common stock, par value $0.01 per share ("Common Stock"), of the Corporation and a cash payment of $84.81 (and cash in lieu of fractional shares). A portion of this cash payment was funded by the proceeds of a public offering of securities by the Corporation and United Air Lines, Inc. ("United"), and the balance was funded from the Corporation's cash on hand.

  The Recapitalization resulted in, among other things, a revision of the corporate governance structure with respect to the election of the Corporation's Board of Directors and a change in the membership of a majority of the Board. See "Proposal No. 1--Election of Directors". The Recapitalization may be deemed to have resulted in a change in control of the Corporation.

VOTING RIGHTS AND PROXY INFORMATION

  The Board of Directors has fixed the close of business on March 22, 1995 as the record date (the "Record Date") for determining the holders of capital stock of the Corporation who are entitled to notice of and to vote at the Meeting. The following chart identifies the number of shares of each class of voting stock of the Corporation outstanding as of the Record Date, the number of holders of each such class as of the Record Date entitled to notice of and to vote at the Meeting, the aggregate and per share votes for shares of each class for all matters on which such shares vote, and the class of directors, if any, with respect to which each class of stock is entitled to vote:

                         AGGREGATE                       VOTES
TITLE OF     SHARES      NUMBER OF                        PER
CLASS      OUTSTANDING     VOTES      HOLDERS OF RECORD  SHARE   VOTING FOR DIRECTORS
- --------   ----------- ------------- ------------------- ----- -------------------------
Common     12,382,364  12,382,364    10,945               1    Class elects
 Stock*                                                        5 Public Directors**
Class P       669,589   6,996,448.20 1 (ESOP Trustee)    10.45 None
 ESOP
 Voting
 Junior
 Preferred
 Stock
 ("Class
 P Voting
 Stock")
Class M       537,786   5,619,254.20 1 (ESOP Trustee)    10.45 None
 ESOP
 Voting
 Junior
 Preferred
 Stock
 ("Class
 M Voting
 Stock")
Class S       241,012   2,518,297.60 1 (ESOP Trustee)    10.45 None
 ESOP
 Voting
 Junior
 Preferred
 Stock
 ("Class
 S
 Voting
 Stock")
Class Pi-           1           1    1 (United Airlines   1    Class elects
 lot MEC                             Pilots Master             1 ALPA Director**
 Junior                              Executive Council,
 Preferred                           Air Line Pilots
 Stock                               Association,
 ("Class                             International
 Pilot                               ("ALPA-MEC"))
 MEC
 Stock")
Class IAM           1           1    1 (International     1    Class elects
 Junior                              Association of            1 IAM Director**
 Preferred                           Machinists and
 Stock                               Aerospace Workers
 ("Class                             ("IAM"))
 IAM
 Stock")
Class SAM           3           3    2 (SAM Director**    1    Class elects
 Junior                              and Senior Vice           1 SAM Director**
 Preferred                           President--People)
 Stock
 ("Class
 SAM
 Stock")
Class I             4           4    4 (Independent       1    Class elects
 Junior                              Directors)                4 Independent Directors**
 Preferred
 Stock
 ("Class
 I
 Preferred
 Stock")

- --------
*Shares of Common Stock outstanding, aggregate number of votes, and holders of record do not include shares of Common Stock issuable but not yet issued upon tender of stock certificates for Old Common Stock not yet tendered nor the holders of such stock certificates.
**The terms "Public Directors", "ALPA Director", "IAM Director", and
   "Independent Directors" have the meanings specified in the Restated Certificate of Incorporation of the Corporation and the term "SAM Director" is used to refer to the "Salaried/Management Employee Director" as defined in the Restated Certificate of Incorporation.

  HOLDERS WHO HAVE NOT YET TENDERED THEIR CERTIFICATES FOR OLD COMMON STOCK AS THE RESULT OF THE RECAPITALIZATION ARE NOT CONSIDERED HOLDERS OF RECORD OF THE SHARES OF COMMON STOCK THAT WOULD BE RECEIVED UPON TENDER OF THEIR CERTIFICATES, AND THUS WILL NOT BE ABLE TO VOTE THESE SHARES AT THE MEETING. FOR MORE

INFORMATION CONCERNING TENDER PROCEDURES, CONTACT THE CORPORATION'S TRANSFER AGENT, FIRST CHICAGO TRUST COMPANY OF NEW YORK, TENDERS AND EXCHANGES, P.O. BOX 2507, SUITE 4660, JERSEY CITY, NJ 07303-2507 OR CALL 201/324-0137.

  Shares of the Class P Voting Stock, the Class M Voting Stock and the Class S Voting Stock (collectively, the "Voting Preferred Stock") held by a trust established under a tax-qualified employee stock ownership plan (the "Qualified ESOP") that have been allocated to individual ESOP participants will be voted by participants, as named fiduciaries under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), on a confidential pass-through basis. The ESOP Trustee generally is obligated to vote as instructed by the participants to whom the Voting Preferred Stock has been allocated, and the outstanding shares command the entire voting power of each class of Voting Preferred Stock. The shares of Class P Voting Stock allocated to former employees who were members of the Air Line Pilots Association, International ("ALPA") will be voted by the ESOP Trustee. The ESOP Trustee will (except as may be required by law) vote the unallocated or otherwise unvoted shares in the Qualified ESOP in proportions directed by participants who give instructions to the ESOP Trustee with respect to such shares; each participant who is an employee has the right to give such directions to the ESOP Trustee in the proportion that the participant's allocated shares bears to the allocated shares of all participants giving such directions. Shares held by the ESOP Trustee under a non-qualified employee stock ownership plan (the "Supplemental ESOP") will be voted as instructed by the administrative committee appointed under the Supplemental ESOP. The Supplemental ESOP provides that the administrative committee will consider the views of participants concerning the vote, but is not required to take any particular action in response to those views.

  The holders of Common Stock, the Voting Preferred Stock, the Class Pilot MEC Stock, the Class IAM Stock, and the Class SAM Stock will vote together as a single class on all items of business at the Meeting except the election of directors. The presence in person or by properly executed proxy of the holders of a majority of the total voting power of the shares of all such classes outstanding at the Record Date is necessary to constitute a quorum at the Meeting for all items of business other than the election of directors. The Class I Preferred Stock does not vote on any matter other than the election of the Independent Directors.

  The presence in person or by properly executed proxy of the holders of a majority of the total voting power of the outstanding shares entitled to vote on the election of a particular class of director(s) is necessary to constitute a quorum at the Meeting for the election of director(s) of such class.

  Under the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Corporation (as from time to time in effect, the "Charter"), (i) the affirmative vote of the holders of the shares of capital stock present in person or represented by proxy at the Meeting representing a plurality of the votes cast on the matter will be required to elect each of the directors to be elected by the applicable class of capital stock, (ii) the affirmative vote of the holders of the shares of capital stock outstanding on the Record Date representing a majority of the votes entitled to be cast on the matter will be required to approve and adopt the proposed amendments to the Charter relating to certain definitions (the "Definitional Charter Amendments") and certain Board Committee matters (the "Board Committee Charter Amendments," and, together with the Definitional Charter Amendments, the "Charter Amendments") and (iii) the affirmative vote of the holders of the shares of capital stock representing a majority of the votes present in person or represented by proxy at the Meeting and entitled to be cast on the matter will be required to approve or adopt each of the other matters identified in this Proxy Statement as being presented to holders of capital stock at the Meeting.

  All the shares of capital stock that are represented at the Meeting by properly executed proxies received prior to or at the Meeting and not revoked will be voted at the Meeting in accordance with the instructions indicated in such proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED FOR APPROVAL OF EACH OF THE CHARTER AMENDMENTS AND THE UAL CORPORATION 1995 DIRECTORS PLAN (THE "DIRECTORS PLAN" OR THE "NEW PLAN"), FOR THE ELECTION OF DIRECTORS OF THE CLASS, IF ANY, ON WHICH THE SHARES REPRESENTED BY THE PROXY ARE ENTITLED TO VOTE; FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP, AND AGAINST THE STOCKHOLDER

PROPOSAL. The Board of Directors of the Corporation does not know of any matters, other than as described in the Notice of Meeting attached to this Proxy Statement, that are to come before the Meeting. If a proxy is given, the persons named in such proxy will have authority to vote in accordance with their best judgment on any other matter that is properly presented at the Meeting for action, including without limitation any proposal to adjourn the Meeting or otherwise concerning the conduct of the Meeting.

  Abstentions will have the effect of a vote against each of the Charter Amendments and the other matters presented for a vote of the stockholders (other than the election of directors). With respect to abstentions, the shares of capital stock are considered present at the Meeting. The abstentions are not, however, affirmative votes for the matters presented for a vote and, therefore, they will have the same effect as votes against any matter presented for a vote of the stockholders (other than the election of directors). With respect to the election of directors, abstentions and broker non-votes will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote on any of the matters presented for a vote of stockholders at the Meeting, other than the Charter Amendments, and will not be counted for purposes of establishing a quorum. With respect to the Charter Amendments, the required vote is based on the voting power of total shares outstanding, rather than the shares present or voted, so broker non-votes will have the effect of a vote against each of the Charter Amendments.

  If a quorum is not present at the time the Meeting is convened for any particular purpose, or if for any other reason the Corporation believes that additional time should be allowed for the solicitation of proxies, the Corporation may adjourn the Meeting with a vote of the stockholders then present. The persons named in the enclosed form of proxy will vote any shares of capital stock for which they have voting authority in favor of such adjournment.

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the polls are closed with respect to the vote, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Corporation or (iii) attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy in accordance with clause (i) or (ii) above should be sent to: UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666, Attention: Francesca M. Maher, Secretary. Special voting rules will apply if you hold Voting Preferred Stock through the ESOP Trustee. If so, please consult the accompanying materials concerning the manner in which to vote these shares.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

  Except where authority has been withheld by a stockholder, the enclosed proxy will be voted for the election of the respective nominee(s) named below for the directorships to be voted on by the class of stock of which the shares represented by the proxy are a part, for a term of one year and until their successors are duly elected and qualified. The terms of all directors will expire at the Meeting. The Board of Directors expects all nominees named below to be available for election.

DIRECTORS TO BE ELECTED BY HOLDERS OF COMMON STOCK

PUBLIC DIRECTORS

  Five Public Directors (as defined in the Charter) are to be elected by the holders of Common Stock. Each nominee was previously elected by the stockholders of the Corporation, other than Mr. Edwardson, who was elected by the Board of Directors upon his commencement of employment with the Corporation as of July 12, 1994. Each nominee has served continuously as a Public Director for the period succeeding the date of his election.

  In the event any one or more of the named nominees shall unexpectedly become unavailable before election, votes will be cast pursuant to authority granted by the enclosed proxies from holders of Common Stock for such person or persons as may be designated by the Board of Directors or Committee thereof in accordance with the requirements in the Charter. No person, other than the directors of the Corporation or such Committee, as the case may be, acting solely in that capacity, is responsible for the naming of the nominees.

  JOHN A. EDWARDSON, 45. President and Chief Operating Officer of the Corporation and President of United. Director since 1994. Mr. Edwardson was elected President of the Corporation and United as of July 12, 1994 and Chief Operating Officer of the Corporation on March 30, 1995. Mr. Edwardson served as Executive Vice President and Chief Financial Officer of Ameritech Corporation (telecommunications) from June 1991 to July 1994. In July 1990, he was elected to serve as Chief Financial Officer of United Employee Acquisition Corp. in connection with the proposed 1990 employee acquisition of the Corporation. Previously, he served as Executive Vice President and Chief Financial Officer of Imcera Group, Inc. (chemicals and minerals) from November 1988 to July 1990 and of Northwest Airlines, Inc. (air carrier) from 1985 to 1988. Mr. Edwardson is a director of Household International, Inc.

  GERALD GREENWALD, 59. Chairman and Chief Executive Officer of the Corporation and United. Director since 1994. Mr. Greenwald was elected Chairman and Chief Executive Officer of the Corporation and United on July 12, 1994. Mr. Greenwald served as Chairman of Tatra Truck Company, Czech Republic (truck manufacturing) from March 1993 until July 1994. Mr. Greenwald served as Vice Chairman of the Chrysler Corporation (automotive manufacturing) from 1989 to 1990. Prior thereto, Mr. Greenwald was employed by Chrysler for approximately 10 years in a number of senior executive positions. In 1990, Mr. Greenwald was selected to serve as chief executive officer of United Employee Acquisition Corp. in connection with the proposed 1990 employee acquisition of the Corporation. Following the termination of that proposed transaction, Mr. Greenwald served as a managing director of Dillon Read & Co. Inc. (investment banking) in 1991 and as president of Olympia & York Developments Limited (a real estate development company that was in the process of a financial restructuring at the time Mr. Greenwald agreed to serve as president and certain subsidiaries of which filed for protection under federal bankruptcy laws in connection with such restructuring) from April 1992 until March 1993. Mr. Greenwald is a director of Aetna Life and Casualty Company and a trustee of Princeton University.

  JOHN F. MCGILLICUDDY, 64. Retired Chairman and Chief Executive Officer, Chemical Banking Corporation (banking and finance). Director since 1984. Mr. McGillicuddy served as Chairman and Chief Executive Officer of Chemical Banking Corporation from January 1992 until his retirement in December 1993, and of Manufacturers Hanover Corporation and Manufacturers Hanover Trust Company from 1979 until the merger of Manufacturers Hanover Corporation and Chemical Banking Corporation in January 1992. Mr. McGillicuddy is also a director of Chemical Banking Corporation, The Continental Corporation and USX Corporation.

  JAMES J. O'CONNOR, 58. Chairman and Chief Executive Officer, Unicom Corporation (holding company for Commonwealth Edison Company, an electric power utility) for the past five years. Director since 1984. Mr. O'Connor is also a director of American National Can Company, Corning Incorporated, First Chicago Corporation, the Chicago Stock Exchange, Scotsman Industries, Inc. and The Tribune Company.

  PAUL E. TIERNEY, JR., 52. Managing Director, Gollust, Tierney and Oliver, Inc. (investment banking) for the past five years. Director since 1990. Mr. Tierney is also Chairman of the Board of Directors of Technoserve, Inc. and a director of the Argentine Investment Fund, the Straits Corporation, the Overseas Development Council and International Venture Partners.

DIRECTORS TO BE ELECTED BY HOLDERS OF OTHER CLASSES OF STOCK

  The following classes of directors are to be elected by the holder of certain classes of stock of the Corporation other than Common Stock. THE HOLDERS OF COMMON STOCK DO NOT VOTE ON THE ELECTION OF THESE DIRECTORS. Each nominee was previously elected by the holders of the applicable class of stock of the Corporation and has served continuously as a director of the Corporation for the period succeeding the date of his election. If any one or more of the named nominees shall unexpectedly become unavailable before election, or if the holders of the respective class of stock shall notify the Corporation that a substitute nominee has been selected, votes will be cast pursuant to the authority granted by the proxies for the person or persons who may be designated as substitute nominees by the respective holders or, if applicable, in accordance with the nomination procedures identified below.

INDEPENDENT DIRECTORS--ELECTED BY HOLDERS OF CLASS I PREFERRED STOCK

  Four Independent Directors (as defined in the Charter) are to be elected by the four Independent Directors who are the holders of Class I Preferred Stock. Each nominee has been nominated as such by the Independent Director Nomination Committee and, pursuant to a Stockholders Agreement among the holders of Class I Preferred Stock, each such holder has agreed to vote in favor of such nominees. No person, other than the members of the Independent Director Nomination Committee acting as such, is responsible for the naming of the nominees.

  DUANE D. FITZGERALD, 55. President and Chief Executive Officer, Bath Iron Works Corporation (shipbuilding) for the past five years. Director since 1994. Mr. Fitzgerald is also the Chairman and a director of the American Shipbuilding Association and a trustee of Boston University and the IAM Pension Fund.

  RICHARD D. MCCORMICK, 54. Chairman, President and Chief Executive Officer of U S WEST, Inc. (telecommunications). Director since 1994. Mr. McCormick has been Chairman of U S WEST since May 1992 and President and Chief Executive Officer since 1991. He served as President and Chief Operating Officer from 1986 to 1991. Mr. McCormick is also a director of Norwest Corporation, Super Valu Stores, Inc. and Financial Security Assurance Holdings, Inc.

  JOHN K. VAN DE KAMP, 59. Partner, Dewey Ballantine (law firm) since 1991. Director since 1994. Mr. Van de Kamp served as Attorney General of the State of California from 1989 until January 1991. He is also a member of the advisory board of Falcon Classic Cable Income Properties, Ltd., and a director of Lawry's Restaurants, Inc. and The Employers Group, as well as of Day One, the Eisenhower World Affairs Institute, the Los Angeles Conservation Corps, the Planning and Conservation League and Skid Row Development Corporation.

  PAUL A. VOLCKER, 67. Chairman, James D. Wolfensohn Inc. (investment banking) and Frederick H. Schultz Professor of International Economic Policy, Princeton University for the past five years. Director since 1994. Mr. Volcker is also a director of Nestle S.A., Municipal Bond Assurance Corp. (MBIA), the American Stock Exchange and Prudential Insurance Co. of America.

ALPA DIRECTOR--ELECTED BY HOLDER OF CLASS PILOT MEC STOCK

  One ALPA Director (as defined in the Charter) is to be elected by the ALPA-MEC, the holder of the Class Pilot MEC Stock. The ALPA-MEC has advised the Corporation that it has nominated and intends to reelect Harlow Osteboe as the ALPA Director.

  HARLOW B. OSTEBOE, 58. Chairman, ALPA-MEC (labor union) since August 1994, and Captain, DC-10, United for the past five years. Director since 1994. Mr. Osteboe served as Vice Chairman of the ALPA-MEC from October 1992 to August 1994. Mr. Osteboe is also an Executive Board Member of ALPA.

IAM DIRECTOR--ELECTED BY HOLDER OF CLASS IAM STOCK

  One IAM Director (as defined in the Charter) is to be elected by the IAM, the holder of the Class IAM Stock. The IAM has advised the Corporation that it has nominated and intends to reelect John Peterpaul as the IAM Director.

  JOHN F. PETERPAUL, 59. Retired General Vice President, International Association of Machinists and Aerospace Workers (labor union) since June 1, 1994 and, prior thereto, General Vice President, International Association of Machinists and Aerospace Workers for the past five years. Director since 1994. Mr. Peterpaul retired from the IAM in May 1994. He is a member of the Executive Board, General Council and Management Committee of the International Transport Workers' Federation (ITF), headquartered in London, England. He has served as Labor Chairman of the National Transportation Apprenticeship and Training Conference, as Chairman of the Railway Labor Executives' Association and on numerous other labor and government committees including the National Commission to Ensure a Strong Competitive Airline Industry.

SALARIED/MANAGEMENT EMPLOYEE DIRECTOR--ELECTED BY HOLDERS OF CLASS SAM STOCK

  One Salaried/Management Employee Director (as defined in the Charter) is to be elected by the holders of the Class SAM Stock, who are Joseph V. Vittoria, the Salaried/Management Employee Director, and Paul G. George, United's Senior Vice President--People. Mr. Vittoria has been nominated for reelection by the "System Roundtable," a body of salaried and management employees of United empowered to review and discuss issues relating to the Corporation and their effect on salaried and management employees. Pursuant to a Stockholders Agreement between the holders of Class SAM Stock, each such holder has agreed to vote in favor of the System Roundtable nominee.

  JOSEPH V. VITTORIA, 59. Chairman and Chief Executive Officer, Avis, Inc. (automobile renting and leasing). Director since 1994. Mr. Vittoria is also a director of Transmedia Europe, Inc., as well as Cilva Holdings, PLC and Transmedia Asia Pacific.

             CERTAIN INFORMATION CONCERNING THE BOARD OF DIRECTORS

  Prior to the Recapitalization, the Board of Directors of the Corporation held a total of 10 meetings in 1994, and after the Recapitalization the Board of Directors held another 6 meetings in 1994. During their periods of service all directors attended 75 percent or more of the total of such meetings and meetings of Board committees on which they were members.

COMMITTEES

  The standing committees of the Board of Directors of the Corporation since the Recapitalization consist of the Executive, Audit, Compensation, Compensation Administration, CAP, Labor, Independent Director Nomination, Outside Public Director Nomination, Pension and Welfare Plans Oversight and Transaction Committees.

  Set forth below is a brief description of the functions performed, the names of the committee members, and the number of meetings held by each committee during 1994.

  EXECUTIVE COMMITTEE. The Executive Committee is authorized by the Charter and Bylaws of the Corporation to exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, with certain exceptions. The Executive Committee held five meetings in 1994. The members of the Committee are Gerald Greenwald, Chairman, and Richard D. McCormick, Harlow
B. Osteboe, John F. Peterpaul, Paul E. Tierney, Jr., and Paul A. Volcker.

  AUDIT COMMITTEE. The Audit Committee is authorized by the Board to review with the Corporation's independent public accountants the annual financial statements of the Corporation prior to publication, to review the work of and approve non-audit services performed by such independent accountants and to make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Committee reviews the effectiveness of the financial and accounting functions, organization, operations and management of the Corporation and its subsidiaries and affiliates. The Audit Committee held two meetings in 1994. The members of the Committee are James J. O'Connor, Chairman, and Duane D. Fitzgerald, Richard D. McCormick, John F. McGillicuddy, Paul E. Tierney, Jr., John K. Van de Kamp, and Paul A. Volcker.

  COMPENSATION COMMITTEE. The Compensation Committee reviews and approves the compensation and benefits of all officers of the Corporation and reviews general policy matters relating to compensation and benefits of non-union employees of the Corporation and its subsidiaries. The Committee also administers the equity incentive compensation plans of the Corporation, except for responsibilities reserved for the Compensation Administration Committee. The Compensation Committee held eight meetings in 1994. The members of the Committee are John F. McGillicuddy, Chairman, and Duane D. Fitzgerald, Gerald Greenwald, Richard D. McCormick, Harlow B. Osteboe, John F. Peterpaul, and Joseph V. Vittoria.

  COMPENSATION ADMINISTRATION COMMITTEE. The Compensation Administration Committee administers the stock option plans and executive compensation programs of the Corporation to the extent such functions cannot or are not appropriate to be performed by the Compensation Committee in light of any provision of the Internal Revenue Code, the securities laws, any other applicable law or any regulations promulgated under any of the foregoing, and also oversees the evaluation process for CEO performance. The Compensation Administration Committee held two meetings in 1994. The members of the Committee are John F. McGillicuddy, Chairman, and Duane D. Fitzgerald and Richard D. McCormick.

  CAP COMMITTEE. The CAP Committee oversees implementation of the Corporation's Competitive Action Plan developed as part of the Recapitalization to improve United's competitiveness on many short-haul routes, and pursuant to which "Shuttle by United" was established. The CAP Committee has the exclusive authority, acting for and on behalf of the Board and consistent with the protection of the interests of the holders of Common Stock, to approve on behalf of the Corporation any and all modifications of or amendments to the Competitive Action Plan, other than those matters reserved to the Labor Committee. The CAP Committee held no meetings in 1994. The members of the Committee are Duane D. Fitzgerald, Chairman, and Gerald Greenwald, John F. McGillicuddy, James J. O'Connor, Harlow B. Osteboe, John F. Peterpaul, Paul E. Tierney, Jr., and John K. Van de Kamp.

  LABOR COMMITTEE. The Labor Committee has the exclusive authority on behalf of the Board to approve on behalf of the Corporation the entering into of, or any modification or amendment to, any collective bargaining agreement to which the Corporation or any of its subsidiaries is a party. The Committee held two meetings in 1994. The members of the Committee are Gerald Greenwald, Chairman, and Richard D. McCormick and Paul E. Tierney, Jr.

  INDEPENDENT DIRECTOR NOMINATION COMMITTEE. The Independent Director Nomination Committee is authorized to nominate candidates to become Independent Director members of the Board of Directors, to fill vacancies in Independent Director positions and to appoint Independent Directors to serve on Board Committees. The Committee held two meetings in 1994. The members of the Committee are John K. Van de Kamp, Chairman, and Duane D. Fitzgerald, Richard
D. McCormick, Harlow B. Osteboe, John F. Peterpaul, Joseph V. Vittoria and Paul
A. Volcker.

  OUTSIDE PUBLIC DIRECTOR NOMINATION COMMITTEE. The Outside Public Director Nomination Committee is authorized to nominate candidates to become Outside Public Director (as defined in the Charter) members of the Board of Directors, to fill vacancies in Outside Public Director positions and to appoint Outside Public Directors to serve on Board Committees. The Outside Public Director Nomination Committee will consider nominees recommended by stockholders, who may submit such recommendations by addressing a letter to the Chairman of such Committee at UAL Corporation, P. O. Box 66919, Chicago, Illinois 60666. Qualification requirements for Outside Public Directors are specified in the Charter. The Committee held two meetings in 1994. The members of the Committee are Paul E. Tierney, Jr., Chairman, and John F. McGillicuddy and James J. O'Connor.

  PENSION AND WELFARE PLANS OVERSIGHT COMMITTEE. The Pension and Welfare Plans Oversight Committee exercises oversight with respect to compliance by the Corporation and its subsidiaries with laws governing employee benefit plans maintained by the Corporation and its subsidiaries and subject to the provisions of ERISA. The Committee held two meetings in 1994. The members of the Committee are Paul A. Volcker, Chairman, and James J. O'Connor, Harlow B. Osteboe, John F. Peterpaul, John K. Van de Kamp and Joseph V. Vittoria.

  TRANSACTION COMMITTEE. The Transaction Committee is authorized to evaluate and advise the Board with respect to any proposed merger or consolidation of the Corporation or any of its subsidiaries with or into, the sale, lease or exchange of all or substantially all of the Corporation's or any of its subsidiaries' property or assets to, or a significant business transaction with any Labor Affiliate (as defined in the Charter). The Transaction Committee held no meetings in 1994. The members of the Committee are Richard D. McCormick, Chairman, and Duane D. Fitzgerald, John F. McGillicuddy, James J. O'Connor, Paul E. Tierney, Jr., John K. Van de Kamp and Paul A. Volcker.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION; CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Messrs. Greenwald, Osteboe and Peterpaul serve on the Compensation Committee, but not the Compensation Administration Committee. Messrs. Osteboe and Greenwald are employees of the Corporation. Mr. Osteboe is also the Chairman of the ALPA-MEC and an officer of ALPA. United and ALPA are parties to a collective bargaining agreement for United's pilots represented by ALPA. Prior to February 1994, Mr. Peterpaul was the General Vice President of the IAM. United and the IAM are parties to collective bargaining agreements for United employees of the various classes or crafts represented by the IAM. During 1994, ALPA-MEC and the IAM entered into various agreements with the Corporation and United in order to accomplish the Recapitalization. Pursuant to those agreements, the Corporation paid or reimbursed certain fees and expenses incurred by ALPA, ALPA-MEC and the IAM in connection with the Recapitalization, including the $80,000 per month consulting fee and expense reimbursement ($549,867 in the aggregate, including third party reimbursements made in 1995 for pre-Recapitalization expenditures) to which Mr. Greenwald was entitled for the period January 1, 1994 through July 11, 1994 pursuant to his Retention Agreement dated as of January 1, 1994 with ALPA and the IAM.

COMPENSATION OF DIRECTORS

  Each non-employee director receives an annual retainer of $18,000 and is paid $900 for each meeting attended. The non-employee chairman of each committee other than the Compensation Administration Committee receives an additional retainer of $2,700 per year. Each non-employee member of a committee receives a fee of $900 for each committee meeting attended. The above fees reflect the 10% reduction in Board compensation that was instituted in January 1993 and reaffirmed by the Board in September 1994. Non-employee directors also receive 100 shares of Common Stock annually. Directors who are employees of the Corporation or any of its subsidiaries, including Messrs. Greenwald, Edwardson and Osteboe, do not receive any retainer fee, meeting fee or Common Stock for their service on the Board of Directors or any committee. During 1994, Mr. Peterpaul waived his right to receive any such director compensation.

  In 1994, amendments to the UAL Corporation 1992 Stock Plan for Outside Directors (the "1992 Plan" or the "Prior Plan"), as well as a new Directors Plan, were adopted to allow directors to defer their annual stock grants and fee payments for federal income tax purposes, and, if approved by stockholders at the

Meeting, to receive cash fees in stock, whether or not deferred. See "Proposal No. 2--Approval of UAL Corporation 1995 Directors Plan."

  Non-employee directors are eligible to participate in a retirement income plan (the "Retirement Plan") if they have at least five years of service on the date of retirement and are not otherwise eligible to receive pension benefits from the Corporation or any of its subsidiaries. If a retiring director has at least ten years of service and is age 70 or over at retirement, he is entitled to a life annuity equal to the greater of $20,000 per year or the annual retainer fee at retirement. Reduced benefits are available if the director has less than ten years of service or if retirement occurs before age 70. For purposes of the Retirement Plan, prior to March 1995, a director who was a director at the time of a "change in control" of the Corporation was credited with three additional years of service, was deemed to have satisfied the five-year minimum service requirement and was deemed to be three years older than his actual age. Surviving spouse benefits are available in some cases. A trust (the "Trust") has been created to serve as a source of payments of benefits under the Retirement Plan.

  Under the Corporation's travel and cargo policy for directors, each director of the Corporation, his spouse and their eligible dependent children are entitled to free transportation and free cargo shipment on United. The directors are reimbursed by the Corporation for additional income taxes resulting from the taxation of these benefits. The cost of supplying these benefits for each director in 1994, including cash payments made in February, 1995 for income tax liability, was as follows:

NAME                     COST ($)
- ----                     --------
John A. Edwardson.......   8,763
Duane D. Fitzgerald.....       0
Gerald Greenwald........  16,808
Richard D. McCormick....   9,256
John F. McGillicuddy....  13,827
James J. O'Connor.......  25,934

NAME                     COST ($)
- ----                     --------
Harlow B. Osteboe.......       0
John F. Peterpaul.......       0
Paul E. Tierney, Jr.....  59,849
John K. Van de Kamp.....   8,140
Joseph V. Vittoria......   6,834
Paul A. Volcker.........     407

  Prior to March 1995, a non-employee director (and his spouse and eligible dependent children) serving as such at the time of a "change in control" was entitled to continue such travel and cargo benefits thereafter for life. The Recapitalization constituted a change in control of the Corporation under the Retirement Plan, the Trust, and the director travel and cargo policies with respect to those non-employee directors who were serving immediately prior to the Recapitalization, and as a result of this change in control the Trust became irrevocable. Effective March 30, 1995, the travel and cargo policies and Retirement Plan for non-employee directors were amended to eliminate the change in control provisions described above with respect to any future change in control of the Corporation.

                       BENEFICIAL OWNERSHIP OF SECURITIES

FIVE PERCENT BENEFICIAL OWNERS

  The following table shows the number of shares of the Corporation's voting securities beneficially owned by any person or group known to the Corporation as of March 1, 1995 to be the beneficial owner of more than five percent of any class of the Corporation's voting securities.

        NAME AND ADDRESS            TITLE OF      AMOUNT AND NATURE    PERCENT
      OF BENEFICIAL OWNER            CLASS     OF BENEFICIAL OWNERSHIP OF CLASS
      -------------------           --------   ----------------------- --------
Sanford C. Bernstein & Co., Inc.  Common Stock        1,083,471(1)       8.71%
 One State Street Plaza
 New York, NY 10004
Wellington Management Co.         Common Stock        1,190,200(2)       9.57%
 75 State Street
 Boston, MA 02109

          NAME AND ADDRESS                                       AMOUNT AND NATURE    PERCENT
        OF BENEFICIAL OWNER               TITLE OF CLASS      OF BENEFICIAL OWNERSHIP OF CLASS
        -------------------               --------------      ----------------------- --------
Vanguard/Windsor Fund, Inc.                Common Stock              1,190,200(3)       9.57%
 P.O. Box 823
 Valley Forge, PA 19482
AXA Assurances I.A.R.D. Mutuelle           Common Stock              3,709,874(4)      29.58%
AXA Assurances Vie Mutuelle
 La Grande Arche
 Pardi Nord
 92044 Paris La Defense
 France
Alpha Assurances I.A.R.D. Mutuelle
Alpha Assurances Vie Mutuelle
 101-100 Terrasse Boieldieu
 92042 Paris La Defense
 France
Uni Europe Assurance Mutuelle
 24, Rue Drouot
 75008 Paris France
AXA
 23, Avenue Matignon
 75008 Paris France
The Equitable Companies Incorporated
 787 Seventh Avenue
 New York, New York 10019
State Street Bank and Trust Company,  Common Stock                   1,789,585(5)      12.58%
 Trustee                              Class P Voting Stock                   1(6)        100%
 UAL Corporation                      Class M Voting Stock                   1(6)        100%
  Employee Stock Ownership Plan       Class S Voting Stock                   1(6)        100%
  225 Franklin Street
  Boston, MA 02110
United Airlines Pilots                Class Pilot MEC Stock                  1(7)        100%
 Master Executive Council
 Air Lines Pilots Association, In-
  ternational
 6400 Shaffer Court, Suite 700
 Rosemont, IL 60018
International Association of Machin-
 ists and Aerospace Workers           Class IAM Stock                        1(8)        100%
 District #141
 9000 Machinists Place
 Upper Marlboro, MD 20772
Joseph V. Vittoria                    Class SAM Stock                        2(9)      66.67%
 Avis, Inc.
 900 Old Country Road
 Garden City, NY 11530
Paul G. George                        Class SAM Stock                        1(9)      33.33%
 Senior Vice President-People
 United Airlines
 P.O. Box 66100
 Chicago, IL 60666
Duane D. Fitzgerald                   Class I Preferred Stock                1(10)        25%
 Bath Iron Works Corp.
 700 Washington Street
 Bath, ME 04530
Richard D. McCormick                  Class I Preferred Stock                1(10)        25%
 U S WEST, Inc.
 7800 E. Orchard Road
 Englewood, CO 80111-2533

  NAME AND ADDRESS                                AMOUNT AND NATURE    PERCENT
 OF BENEFICIAL OWNER       TITLE OF CLASS      OF BENEFICIAL OWNERSHIP OF CLASS
 -------------------       --------------      ----------------------- --------
John K. Van de Kamp    Class I Preferred Stock             1(10)          25%
 Dewey Ballantine
 333 S. Hope Street
 Los Angeles, CA
 90071-3003
Paul A. Volcker        Class I Preferred Stock             1(10)          25%
 James D. Wolfensohn
 Inc.
 599 Lexington Avenue
 New York, NY 10022

- --------
(1) Based on Schedule 13G dated February 7, 1995, in which the beneficial owner reported that as of December 31, 1994, it had sole dispositive power over 1,083,471 shares of Common Stock ("Shares") and sole voting power over 600,015 of such Shares.
(2) Based on Schedule 13G dated February 6, 1995, in which the beneficial owner reported that as of December 31, 1994, it had no voting power and shared dispositive power over such Shares.
(3) Based on Schedule 13G dated February 10, 1995, in which the beneficial owner reported that as of December 31, 1994, it had sole voting power and shared dispositive power over such Shares.
(4) Based on Schedule 13G dated January 9, 1995 in which each of AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Alpha Assurances I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle, AXA and The Equitable Companies Incorporated reported that as of December 31, 1994 it had sole voting power for 2,312,984 of such Shares, shared voting power for 91,650 of such Shares, and sole dispositive power for all such Shares. Such amounts include 73,000 Shares issuable upon exercise of options and 35,195 Shares issuable upon conversion of Series A Preferred Stock.
(5) Based on Schedule 13G dated February 13, 1995, in which the beneficial owner reported that as of December 31, 1994, it had shared dispositive power over 1,789,585 shares of Class 1 Non-Voting ESOP Convertible Preferred Stock convertible into the same number of Shares.
(6) Based on Schedule 13G dated February 13, 1995, in which the beneficial owner reported that as of December 31, 1994, it had shared voting power over 1 share of Class P Voting Stock representing 25.4% of the voting power of the Corporation, 1 share of Class M Voting Stock representing 20.4% of the voting power of the Corporation, and 1 share of Class S Voting Stock representing 9.2% of the voting power of the Corporation. Voting power is limited to matters other than the vote for directors.
(7) Share elects one ALPA Director and has one vote on all matters submitted to the holders of Common Stock other than the election of directors.
(8) Share elects one IAM Director and has one vote on all matters submitted to the holders of Common Stock other than the election of directors.
(9) Shares elect one Salaried/Management Employee Director and each share has one vote on all matters submitted to the holders of Common Stock other than the election of directors. Pursuant to a Stockholders Agreement dated as of July 12, 1994, the holders of Class SAM Stock have agreed to vote their shares in favor of the election of the Salaried/Management Employee Director nominated by the System Roundtable of United salaried and management employees.
(10) Shares elect four Independent Directors and do not vote on other matters except as required by law. Pursuant to a Stockholders Agreement dated as of July 12, 1994, the holders of Class I Preferred Stock have agreed to vote their shares in favor of the election of the Independent Directors nominated by the Independent Director Nomination Committee of the Board of Directors of the Corporation.

  The foregoing information in footnotes (1) through (6) is based on a review, as of March 1, 1995, by the Company of statements filed with the Securities and Exchange Commission under Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 (the "Exchange Act").

SECURITIES BENEFICIALLY OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the number of shares of Common Stock and Voting Preferred Stock beneficially owned as of March 22, 1995, by each director and executive officer included in the Summary Compensation Table, and by all directors and executive officers of the Corporation, as a group. Unless indicated otherwise by footnote, the owner exercises sole voting and investment power over the securities (other than unissued securities, the ownership of which has been imputed to such owner). Certain directors and executive officers of the Corporation also beneficially own shares of various other classes of preferred stock of the Corporation. See "Beneficial Ownership of Securities-- Five Percent Beneficial Owners."

                                                 COMMON STOCK            VOTING PREFERRED
                                                 BENEFICIALLY  PERCENT  STOCK BENEFICIALLY PERCENT
NAME OF DIRECTOR OR EXECUTIVE OFFICER AND GROUP     OWNED      OF CLASS       OWNED        OF CLASS
- -----------------------------------------------  ------------  -------- ------------------ --------
John A. Edwardson...........                        63,699(1)      *          149.73(2)        *
Duane D. Fitzgerald.........                           100         *              --
Gerald Greenwald............                       152,535(3)    1.2%         217.11(2)        *
Richard D. McCormick........                           600         *              --
John F. McGillicuddy........                           750         *              --
James J. O'Connor...........                           450         *              --
Harlow B. Osteboe...........                           268(4)      *          131.13(5)        *
John F. Peterpaul...........                           100         *              --
Paul E. Tierney, Jr.........                        19,054         *              --
John K. Van de Kamp.........                           100         *              --
Joseph V. Vittoria..........                           100         *              --
Paul A. Volcker.............                           600         *              --
James M. Guyette............                        39,114(6)      *          101.82(2)        *
Joseph R. O'Gorman..........                        35,851(7)      *          101.82(2)        *
Stuart I. Oran..............                        41,336(8)      *          101.82(2)        *
Directors and Executive
 Officers as a Group (17
 persons)...................                       402,304       3.2%         857.97(9)        *

- --------
*Less than 1%
(1) Includes 32,500 shares which Mr. Edwardson has the right to acquire within 60 days of March 22, 1995 by the exercise of stock options.

(2) Reflects beneficial ownership of Class S Voting Stock owned through the ESOP.

(3) Includes 100,000 shares which Mr. Greenwald has the right to acquire within 60 days of March 22, 1995 by the exercise of stock options, 300 shares held indirectly by Mr. Greenwald's wife and 105 shares held indirectly by a UAL 401(k) plan (at close of business on December 30, 1994).

(4) Includes 200 shares held indirectly by Mr. Osteboe's wife and 10 shares held indirectly by Pilots' Retirement Income Plan.

(5) Reflects beneficial ownership of Class P Voting Stock owned through the ESOP.

(6) Includes 30,000 shares which Mr. Guyette has the right to acquire within 60 days of March 22, 1995 by the exercise of stock options.

(7) Includes 30,000 shares which Mr. O'Gorman has the right to acquire within 60 days of March 22, 1995 by the exercise of stock options.

(8) Includes 27,500 shares which Mr. Oran has the right to acquire within 60 days of March 22, 1995 by the exercise of stock options.

(9) Reflects ownership of Class S Voting Stock owned through the ESOP. No director or executive officer other than Mr. Osteboe beneficially owns shares of Class P Voting Stock.

                             EXECUTIVE COMPENSATION

          UAL CORPORATION COMPENSATION AND COMPENSATION ADMINISTRATION
                               COMMITTEES REPORT

PHILOSOPHY

  The Corporation's executive compensation program is designed to attract, retain and motivate top quality and experienced officers. The program provides industry competitive compensation opportunities, supports a pay-for-performance culture and emphasizes pay-at-risk. The program is heavily oriented toward incentive compensation tied to the annual and longer-term financial performance of the Corporation and to its longer-term return to stockholders.

COMPONENTS

  There are two components to the executive compensation program:

   . Cash compensation.

   . Stock compensation.

  The cash compensation program is comprised of base salary and annual incentive compensation. Base salaries are competitive with other large domestic air carriers, which include the three largest of the five carriers in the Relative Market Performance Graph that follows. Base salaries are substantially less than other corporations in general industry of comparable size. Base salaries were further reduced on July 13, 1994 by 8.25% as required by the Recapitalization.

  Annual incentive compensation provides an opportunity for additional earnings. An incentive pool is created based upon the Corporation's earnings; each year the Compensation Committee approves a schedule of annual incentive pool funding relative to specified earnings targets. The CEO recommends to the Compensation Committee (or the Compensation Administration Committee, in the case of incentive awards intended to qualify under Section 162(m) of the Internal Revenue Code of 1986, as amended) incentive awards for each officer based upon an assessment of each officer's contribution over the preceding year. The assessment is based upon, among other things, an appraisal prepared annually for each officer on his or her managerial skills and the performance by him or her of assigned responsibilities. Before making a recommendation, the CEO discusses such appraisals with other members of senior management and considers these discussions, along with an overall evaluation of corporate performance and industry competitive data. The Compensation Committee makes a final determination of awards for all officers, including the CEO, who is assessed by the Compensation Committee using a comparable process established under his Employment Agreement. The awards for the other proxy-named officers are made by the Compensation Administration Committee based on a pre-established formula in full compliance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code").

  The stock compensation program is comprised of stock options and restricted stock. Stock compensation gives each officer the opportunity to become a stockholder of the Corporation. Stock grants are determined in consideration of individual performance and contribution and in consideration of airline industry practice, using the same three-carrier peer group referred to above for base salary and annual incentive compensation. The CEO recommends to the Compensation Committee (or the Compensation Administration Committee, in the case of awards under plans which qualify for certain exceptions from Section 16 of the Exchange Act pursuant to Rule 16b-3 or 162(m) qualified grants) stock option and/or restricted stock grants for each officer; there are no specific target award levels or weighting of factors considered in determining stock grants. The Committee determines stock awards for the CEO based upon a comparable process and makes a final determination on stock awards for all other officers. Options and restricted shares typically are granted in alternating years (options in one year, restricted stock in the next, etc.).

  Stock options may not be granted at less than fair market value on the date of grant. Stock options carry a ten-year term and typically have exercise vesting restrictions that lapse ratably over a four-year period. Restricted shares typically have vesting restrictions of up to 5 years. In 1994, stockholders approved amendments to the Corporation's stock plans to preserve, to the maximum extent possible, the deductibility by the Corporation of amounts awarded under the plans.

  The officer compensation program in total, although primarily focused on promoting pay-for-performance and emphasizing pay-at-risk, is heavily oriented toward stockholder interests through the use of long-term incentives that create a direct linkage between executive rewards and increased stockholder value. The long-term incentive component, which is comprised totally of stock-based incentives, represents over half the total income opportunity for the officers.

  To enable the Corporation to attract high quality management at the most senior officer levels within the Corporation, sign-on compensation packages for these officers at the time of hiring sometimes include cash and unrestricted stock awards in addition to compensation of the types described above. These compensation packages are often the subject of negotiation, and may have vesting provisions for restricted stock and stock options that vary from the normal schedules.

CEO COMPENSATION

  Base salary for Stephen M. Wolf, former Chairman and Chief Executive Officer of the Corporation, for 1994 was for the period from January 1, 1994 to July 12, 1994, the date of his retirement in connection with the closing of the Recapitalization and reflected no increase from the salary rate authorized in 1993. His compensation specified in the "All Other Compensation" column in the Summary Compensation Table and the basis upon which such compensation was paid is described in the footnotes to the Table.

  The compensation package for Mr. Greenwald was established pursuant to an Employment Agreement negotiated by Mr. Greenwald with ALPA and the IAM that was contingent upon the Recapitalization transaction (the "Greenwald Agreement"). As part of the Greenwald Agreement, a base salary rate of $725,000 was established for Mr. Greenwald upon his employment on July 12, 1994, which was the same rate as his predecessor. That rate was reduced by 8.25% to $665,188 on July 13, 1994 according to the terms of the Recapitalization. A non-guaranteed target bonus of $725,000 per year was also established (prorated to $362,500 for his partial year of service in 1994), which was paid to Mr. Greenwald in 1995 (in Common Stock) since his performance was consistent with the Board Committee's objectives and directions, and since the corporate performance did not compel a lesser bonus. In making those determinations, the applicable Board Committee took into account (i) airline industry trends and (ii) the Corporation's cumulative profitability since the transaction date. No weighting was given to any particular factor. These are standards for performance evaluation that were established under the Greenwald Agreement. In addition, Mr. Greenwald received one-time sign-on compensation in the form of Common Stock, stock options, restricted stock and a success fee payable in cash upon commencement of employment as required by the Greenwald Agreement.

COMPENSATION FOR THE OTHER NAMED OFFICERS

  Mr. Edwardson was employed as President as of July 12, 1994, at a base salary rate of $500,000, which was the same rate as his predecessor. On July 13, 1994, that rate was reduced by 8.25% to $458,750 according to the terms of the Recapitalization. Mr. Oran was employed as Executive Vice President--Corporate Affairs and General Counsel as of July 12, 1994, at a base salary rate of $340,000, which was the same rate as his predecessor. On July 13, 1994, that rate was reduced by 8.25% to $311,950 according to the terms of the Recapitalization. In connection with his agreement to join the Corporation and, as a result, to terminate his prior employment, each of Messrs. Edwardson and Oran was awarded one-time sign-on compensation in the form of cash, Common Stock, restricted stock and options. In lieu of issuing all of Mr. Edwardson's sign-on Common Stock grant to him, at Mr. Edwardson's request the Corporation made a charitable contribution of a portion of the Common Stock. In determining the amount of such compensation for Messrs. Edwardson and Oran, the Corporation considered the respective views of Messrs. Edwardson and Oran as to the compensation and benefits they would forfeit with their then current employers. Mr. Edwardson was paid an incentive compensation award for 1994 performance in 1995 of $204,000 in Common Stock, which was granted pursuant to the normal incentive compensation plan terms described earlier and prorated for his partial year of service, and according to a pre-established formula (adjusted downward as described below) in full compliance with Section 162(m) of the Internal Revenue Code. Mr. Oran was not eligible for an incentive compensation award for 1994.

  Base salary rates for Messrs. O'Gorman and Guyette of $340,000 were reduced 8.25% on July 13, 1994 to $311,950 according to the terms of the Recapitalization. Neither received a cash incentive award in 1994, or an increase to base salary in 1994 or 1995. Each received an incentive compensation award for 1994 performance in 1995 of $234,000, of which 100% of Mr. O'Gorman's and 50% of Mr. Guyette's was paid in Common Stock. These bonuses were granted pursuant to the normal incentive compensation plan terms described earlier, and according to a pre-established formula (adjusted downward as described below) in full compliance with Section 162(m) of the Internal Revenue Code. Each received a stock option grant, subject to the Corporation's normal grant schedule. No payments were made under the annual Incentive Compensation Plan with respect to 1991, 1992 or 1993.

  In making the bonus determination for all ICP participants for 1994, the pre-tax earnings component of the bonus formula was reduced by the Compensation and Compensation Administration Committees by an amount equal to the Corporation's estimate of the net labor savings to the Corporation for 1994 resulting from the ESOP, because the formula established by the Compensation Committee in February 1994 did not take into account earnings attributable to those labor savings in the bonus calculation (due to the fact that the formula was, consistent with past practice, finalized before it was clear that any transaction would occur).

CHANGE IN CONTROL AGREEMENTS

  In 1993 the Corporation and United entered into amendments to and new severance agreements with provisions that became effective only upon a "change in control" of the Corporation. The Compensation Committee believed it was important to take steps to maintain a stable management team throughout the period preceding the Recapitalization and during the transition following the closing. The Recapitalization was a "change in control" for this purpose. The Compensation Committee has now decided to permit the various change in control severance agreements to expire at their earliest possible expiration dates, and the Corporation gave the required notices during March 1995 to accomplish this.

COMPENSATION CONSULTANT AND COMPETITIVE DATA

  The Compensation Committee and Compensation Administration Committee consult with independent compensation advisors on executive compensation matters. The Committees also have access to competitive data on compensation levels for officer positions.

                     UAL CORPORATION COMPENSATION COMMITTEE

     John F. McGillicuddy, Chairman         Richard D. McCormick
     Duane D. Fitzgerald                    Harlow B. Osteboe
     Gerald Greenwald                       John F. Peterpaul
                                            Joseph V. Vittoria

             UAL CORPORATION COMPENSATION ADMINISTRATION COMMITTEE

     John F. McGillicuddy, Chairman         Richard D. McCormick
     Duane D. Fitzgerald

                           SUMMARY COMPENSATION TABLE

                                                          LONG TERM
                        ANNUAL COMPENSATION              COMPENSATION
                   ---------------------------------  ------------------
                                           OTHER      RESTRICTED             ALL
  NAME AND                                 ANNUAL       STOCK     STOCK     OTHER
 PRINCIPAL         SALARY    BONUS      COMPENSATION    AWARDS   OPTIONS COMPENSATION
POSITION (1)  YEAR   ($)    ($)(2)          ($)         ($)(3)     (#)       ($)
- ------------  ---- ------- ---------    ------------  ---------- ------- ------------
Wolf          1994 372,190         0       23,791             0        0  6,797,696(4)
              1993 604,134         0      122,173(5)          0        0     29,821(6)
              1992 625,000         0       25,515             0        0     30,985(6)
Greenwald     1994 313,300 3,662,521(7)    16,224     2,300,000  200,000     18,972(8)
Edwardson     1994 216,069 2,156,025(7)     8,458     2,208,000  130,000     13,084(8)
O'Gorman      1994 322,916   234,029        7,078             0   30,000     16,480(8)
              1993 314,348         0        7,548       855,000        0      4,024(6)
              1992 300,000         0       18,379             0   30,000      7,094(6)
Guyette       1994 321,329   233,967        8,576             0   30,000     24,410(8)
              1993 310,749         0        5,183       855,000        0     10,708(6)
              1992 300,000         0          327             0   30,000      7,874(6)
Oran          1994 147,865 1,540,000(7)   312,846(9)  1,150,000   55,000      8,897(8)

- --------
Wolf= Stephen M. Wolf, Former Chairman and Chief Executive Officer Greenwald= Gerald Greenwald, Chairman and Chief Executive Officer
Edwardson = John A. Edwardson, President and Chief Operating Officer O'Gorman= Joseph R. O'Gorman, Executive Vice President
Guyette= James M. Guyette, Executive Vice President

Oran= Stuart I. Oran, Executive Vice President-Corporate Affairs and General Counsel
- --------
(1) Mr. Wolf retired on July 12, 1994, in connection with the closing of the Recapitalization. Messrs. Greenwald, Edwardson and Oran joined the Corporation on July 12, 1994, following the closing of the Recapitalization.

(2) Although each of Messrs. Greenwald, Edwardson, O'Gorman and Guyette were awarded an annual cash bonus for 1994 pursuant to the Corporation's Incentive Compensation Plan and, in the case of Mr. Greenwald, his Employment Agreement with the Corporation, at the request of the Corporation each of these officers waived 100%, in the case of Messrs. Greenwald, Edwardson and O'Gorman, and 50%, in the case of Mr. Guyette, of his right to receive this bonus in cash and agreed to accept Common Stock of value equivalent to the amount of the bonus waived, as follows:

      NAME                               CASH BONUS WAIVED ($) COMMON STOCK (#)
      ----                               --------------------- ----------------
      G. Greenwald......................       (362,500)            3,806
      J. Edwardson......................       (204,000)            2,142
      J. O'Gorman.......................       (234,000)            2,457
      J. Guyette........................       (117,000)            1,228

  Mr. Oran was not eligible to receive an annual bonus for 1994. The value of shares of Common Stock referred to in this footnote are included in the Summary Compensation Table. Differences between table and footnote values result from rounding to whole shares. Portions of awards were withheld to cover tax withholding obligations.

(3) The restricted stock granted in 1994 to Mr. Greenwald vests in five equal annual installments commencing one year from the date of grant; to Mr. Edwardson vests in four equal annual installments commencing two years from the date of grant; and to Mr. Oran vests 20% at January 15, 1995 and the balance in four equal annual installments commencing one year from the date of grant. All 1994 restricted stock awards are valued at the closing market price on July 13, 1994, the first trading day (on a "when issued" basis) of the post-Recapitalization Common Stock. The number of shares of restricted stock awarded in 1994 and the number and aggregate value, respectively, of these restricted holdings at fiscal year-end is: Mr. Wolf, none; Mr. Greenwald, 25,000 shares, $2,184,375; Mr. Edwardson, 24,000 shares, $2,097,000; Mr. O'Gorman, none; Mr. Guyette none; and Mr. Oran, 12,500 shares, $1,092,188. These dollar amounts differ from amounts in table as table values are determined as of a different date. The total number of shares awarded in 1994 for each executive officer is equal to such number of shares at fiscal year-end. The restricted stock granted in 1993 to Mr. O'Gorman (7,500 shares) and Mr. Guyette (7,500 shares) was scheduled to vest in five equal annual installments commencing one year from the date of grant, but these vesting restrictions lapsed upon closing of the Recapitalization. No dividends have been paid on restricted shares, but officers have the right to retain any dividends paid on such shares.

(4) Amount represents $10,333 attributable to split dollar life insurance premiums and the following payments made pursuant to an agreement in connection with Mr. Wolf's retirement: $4.35 million as severance (based on a multiple of three times annual salary and deemed bonus); $2,145,617 as a supplemental pension benefit; $208,412 in respect of the value of Mr. Wolf's split dollar life insurance policy, and $83,333 in respect of accrued but unused vacation.

(5) Includes $39,243 attributable to tax gross-ups during the fiscal year associated with travel privileges, $16,180 attributable to financial planning, travel, certain insurance and automobile benefits, and the balance attributable to club membership costs and dues.

(6) Amounts represent compensation attributable to split dollar insurance program premiums.

(7) Mr. Greenwald was retained by ALPA and the IAM as of January 1994 to serve as a consultant, at which time he agreed to enter into the Greenwald Agreement with the Corporation to serve as Chairman and Chief Executive Officer if and when the Recapitalization closed. The Greenwald Agreement provided Mr. Greenwald with one-time sign-on compensation which included Common Stock and a success fee payable in cash (all of which cash was withheld by the Corporation to cover tax withholding obligations arising from the sign-on award). In addition, in order to induce Messrs. Edwardson and Oran to leave their then current employment positions (as Executive Vice President and Chief Financial Officer of Ameritech Corporation in the case of Mr. Edwardson, and as a partner in a New York City law firm in the case of Mr. Oran) upon the closing of the Recapitalization and thereby forego their then current compensation and benefits, the Corporation made a donation of Common Stock to a charitable foundation as requested by Mr. Edwardson in lieu of issuing such shares to him and provided Messrs. Edwardson and Oran with other one-time sign-on compensation which included Common Stock and cash (portions of which were withheld to cover tax withholding obligations arising from the sign-on award). The sign-on compensation for these officers in the form of Common Stock and cash that was donated, awarded or paid as of the closing date of the Recapitalization was as follows:

                       COMMON STOCK DONATED TO
      NAME           CHARITABLE FOUNDATION (#/$) COMMON STOCK (#/$) * CASH ($) *
      ----           --------------------------- -------------------- ----------
      G. Greenwald.                   N/A          25,000/2,300,000   1,000,000
      J. Edwardson.         7,767/700,000           6,000/  552,000     700,000
      S. Oran......                   N/A           7,500/  690,000     575,000

   * Includes portions of awards withheld to cover tax withholding obligations.

  Common Stock is valued at the closing market price on July 13, 1994, except that the Common Stock donation is valued on the basis of the average of the high and low market prices on that date because the number of shares donated was determined using this method. The second and final installment of Mr. Oran's one-time sign-on cash compensation in the amount of $275,000 was paid on or about January 15, 1995. All amounts referred to in this footnote are included in the Summary Compensation Table.
(8) Amounts represent compensation attributable to split dollar insurance program premiums for Messrs. O'Gorman ($7,583) and Guyette ($15,513) and value of shares of ESOP preferred stock allocated to the officer's account for 1994 as follows, based upon the closing price of the Common Stock as of December 30, 1994 multiplied by the number of shares of Common Stock issuable upon conversion of such ESOP preferred stock: Mr. Greenwald, $18,972; Mr. Edwardson, $13,084; Mr. O'Gorman, $8,897; Mr. Guyette, $8,897
    and Mr. Oran, $8,897.

(9) Includes a one-time $300,000 payment made in 1995 in consideration of waiving all rights under the Corporation's normal relocation policy.

                       OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth information concerning stock options granted during 1994 by the Corporation to the named executive officers. The hypothetical present values of stock options granted in 1994 are calculated under a modified Black-Scholes model, a mathematical formula used to value options. The actual amount, if any, realized upon exercise of stock options will depend upon the amount by which the market price of the Common Stock on the date of exercise exceeds the exercise price. The individuals named below will not be able to realize a gain from the stock options granted unless, during the exercise period, the market price of the Common Stock is above the exercise price of the options. SUCH AN INCREASE IN THE MARKET PRICE OF THE COMMON STOCK WOULD ALSO BENEFIT THE OTHER STOCKHOLDERS OF THE CORPORATION.

                                                                        HYPOTHETICAL
                                        % OF TOTAL                      PRESENT VALUE
                           NUMBER OF    OPTION/SARS                        AT DATE
                           SECURITIES   GRANTED TO  EXERCISE              OF GRANT
                           UNDERLYING    EMPLOYEES  OR BASE             ($000S EXCEPT
                          OPTIONS/SARS   IN FISCAL   PRICE   EXPIRATION   PER SHARE
NAME                      GRANTED (#)    YEAR 1994   ($/SH)     DATE    AMOUNTS) (5)
- ----                      ------------  ----------- -------- ---------- -------------
Stephen M. Wolf.........          0         N/A         N/A        N/A
Gerald Greenwald........    200,000(1)     21.1      90.125   07/11/04     10,451
John A. Edwardson.......    130,000(2)     13.7      90.125   07/11/04      6,793
James M. Guyette........     30,000(3)      3.1      90.125   07/11/04      1,568
Joseph R. O'Gorman......     30,000(3)      3.1      90.125   07/11/04      1,568
Stuart I. Oran..........     55,000(4)      5.8      90.125   07/11/04      2,874
Per Share Present Value.        N/A         N/A      90.125        N/A      52.25

- --------
(1) Options for 50% of shares are exercisable at July 12, 1994, and the balance become exercisable in five equal annual installments commencing on July 12, 1995.
(2) Options for 25% of shares are exercisable at July 12, 1994 and the balance become exercisable in three equal annual installments commencing July 12, 1996.
(3) Options become exercisable in four equal annual installments commencing July 12, 1995.
(4) Options for 17,500 shares are exercisable at July 12, 1994, for an additional 10,000 are exercisable at January 15, 1995, and the balance become exercisable in four equal annual installments commencing July 12, 1995.
(5) If hypothetical present values represent amounts actually realized upon the exercise of the options, market price would have increased from $90.125 to $142.38. The modified Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's historic volatility calculated using the monthly closing price of Common Stock over a three year period (1992 through year end 1994), the exercise period of the option, interest rates and the stock's expected dividend yield. The assumptions used in the valuation of the options were: stock price volatility--.2748, exercise period--10 years, interest rate--7.5%, and dividend yield--0.00%.

Because the stock options described above are not transferable, the Corporation believes the grant date present values shown above may be overstated.

  There is no assurance that the hypothetical present values of stock options presented in the table above represent the actual values of such options, and the hypothetical values shown should not be construed as predictions by the Corporation as to the future value of the Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES (1)

                           SHARES                 NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED IN-THE-MONEY
                         ACQUIRED ON                OPTIONS/SARS AT FY-END (#)               OPTIONS/SARS AT FY-END ($)
                          EXERCISE      VALUE     -------------------------------------   --------------------------------------
NAME                         (#)     REALIZED ($)  EXERCISABLE          UNEXERCISABLE       EXERCISABLE          UNEXERCISABLE
- ----                     ----------- ------------ ---------------      ----------------   -------------------  -----------------
Stephen M. Wolf.........   62,500     5,143,594             112,500(2)                  0                    0                  0
Gerald Greenwald........        0           N/A             100,000               100,000                    0                  0
John A. Edwardson.......        0           N/A              32,500                97,500                    0                  0
Joseph R. O'Gorman......        0           N/A              30,000                30,000              135,840                  0
James M. Guyette........   11,060     1,134,883              30,000                30,000            1,158,555                  0
Stuart I. Oran..........        0           N/A              17,500                37,500                    0                  0

- --------
(1) Options granted prior to the Recapitalization ("Pre-Closing Options") for one share of Old Common Stock became exercisable as the result of the Recapitalization for one-half a share of Common Stock and $84.81 in cash. Value of Pre-Closing Options includes the cash amount deliverable upon exercise.
(2) These unexercised options expired January 11, 1995.

                                    PENSION PLAN TABLE

                                  YEARS OF PARTICIPATION
    FINAL     --------------------------------------------------------------
 AVERAGE PAY     10       15       20       25       30       35       40
 -----------     --       --       --       --       --       --       --
 $  200,000   $ 32,000 $ 48,000 $ 64,000 $ 80,000 $ 96,000 $112,000 $128,000
    300,000     48,000   72,000   96,000  120,000  144,000  168,000  192,000
    400,000     64,000   96,000  128,000  160,000  192,000  224,000  256,000
    500,000     80,000  120,000  160,000  200,000  240,000  280,000  320,000
    600,000     96,000  144,000  192,000  240,000  288,000  336,000  384,000
    700,000    112,000  168,000  224,000  280,000  336,000  392,000  448,000
    800,000    128,000  192,000  256,000  320,000  384,000  448,000  512,000
    900,000    144,000  216,000  288,000  360,000  432,000  504,000  576,000
  1,000,000    160,000  240,000  320,000  400,000  480,000  560,000  640,000
  1,100,000    176,000  264,000  352,000  440,000  528,000  616,000  704,000
  1,200,000    192,000  288,000  384,000  480,000  576,000  672,000  768,000
  1,300,000    208,000  312,000  416,000  520,000  624,000  728,000  832,000
  1,400,000    224,000  336,000  448,000  560,000  672,000  784,000  896,000
  1,500,000    240,000  360,000  480,000  600,000  720,000  840,000  960,000

  The above illustration is based on retirement at age 65 and selection of a straight life annuity (other annuity options are available, which would reduce the amounts shown above). The amount of the normal retirement benefit under the plan is the product of 1.6% times years of credited participation in the plan times final average pay (highest five of last ten years of covered compensation, with compensation after the Recapitalization being adjusted to add back the 8.25% salary reduction). The retirement benefit amount is not offset by the participant's social security benefit. Compensation covered by the plan includes salary and amounts shown as annual bonus in the Summary Compensation Table. Sign-on bonuses paid to Messrs. Greenwald, Edwardson and Oran do not qualify as pension earnings and will not be included in any pension calculations. Under the qualified plan, credited years of participation with the Corporation and United for persons named in the cash compensation table are as follows: Mr. Greenwald--0 years; Mr. Edwardson--0 years; Mr. Oran--0 years; Mr. Guyette--26 years and Mr. O'Gorman--22 years. The amounts shown do not reflect limitations imposed by the Internal Revenue Code on retirement benefits which may be paid under plans qualified under the Internal Revenue Code. United has agreed to provide under non-qualified plans the portion of the retirement benefits earned under the pension plan which would otherwise be subject to Internal Revenue Code limitations.

  The Greenwald Agreement entitles Mr. Greenwald to an annual pension equal to the greater of the pension that would accrue under the Corporation plans with credit for 30 years of service or $500,000 per year. Such pension is payable at any time elected by Mr. Greenwald following retirement or termination of employment. Mr. Greenwald's retirement benefit will continue to be paid to his spouse at 67% of his benefit level under a joint survivor annuity. Pursuant to the Greenwald Agreement, a revocable trust has been funded to provide funding for the additional pension obligation for Mr. Greenwald.

  The Corporation has agreed to supplement Messrs. Edwardson's and Oran's benefits under the qualified pension plans and United has agreed to supplement Mr. O'Gorman's benefits under the qualified pension plan, in each case by granting them credit for additional years of service--10 years for Mr. Edwardson, 20 years for Mr. Oran, and 6 years for Mr. O'Gorman. In addition, for Messrs. Edwardson and Oran, the Corporation has agreed to waive the service requirement for benefit vesting under the qualified pension plan and to impose no decrement to the pension benefit based on age.

                                UAL CORPORATION
                          RELATIVE MARKET PERFORMANCE
                             TOTAL RETURN 1990-1994

                       [PERFORMANCE GRAPH APPEARS HERE]


                          1989 1990   1991   1992   1993   1994
                          ---- ----- ------ ------ ------ ------
         UAL Corp........ 100  64.31  85.11  73.65  85.26  73.59
         S&P 500......... 100  96.89 126.42 136.05 149.76 151.74
         D-J Airline
          Group(1)....... 100  79.83 107.72 108.90 134.21  89.70

                                         Source: Compustat Database
- --------
(1) Alaska Air, AMR, Delta, Southwest, USAir.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

  Pursuant to the Greenwald Agreement, Mr. Greenwald is paid a salary of $725,000 per year, reduced by 8.25% (equivalent to the salaried and management concession) and a non-guaranteed target bonus of $725,000 per year, which target bonus will be payable if Mr. Greenwald's performance is "consistent with the applicable Board Committee's objectives and directions" and the Corporation's performance "does not compel" a lesser bonus. In addition, the applicable Board Committee will take into account (i) airline industry trends and (ii) the Corporation's financial performance (including cumulative profitability since the Recapitalization) in determining the extent of Mr. Greenwald's bonus. Pursuant to the Greenwald Agreement, Mr. Greenwald received upon commencement of employment one-time sign-on compensation in the form of Common Stock, restricted stock, options and a success fee payable in cash as described in the Summary Compensation Table and Option/SAR Grants in the Last Fiscal Year table and the footnotes to such tables. All options and restricted stock vest on any termination of Mr. Greenwald's employment other than termination by the Corporation for cause or a voluntary resignation. The options, to the extent vested, will remain outstanding for 10 years, notwithstanding termination of Mr. Greenwald's employment for any reason, including "cause". Additional options and restricted stock could be issued to the extent the average market price for the Common Stock during the one year period following the Recapitalization closing caused the equity adjustment mechanism to be triggered so that the ESOP interest in the Corporation's stock increased above 55%.

  If Mr. Greenwald's employment is terminated by the Corporation without "cause" or by him for "good reason," his salary and guaranteed $725,000 bonus will continue for 3 years (or, if greater, the remainder of the 5 year contract term). Generally, the Corporation will not be entitled to a deduction for Federal income tax purposes with respect to the amounts described above to the extent that such amounts exceed $1 million in any year.

  The Corporation has agreed that, in the event of a termination of employment of Mr. Edwardson by the Corporation without cause or by Mr. Edwardson with good reason, the Corporation shall pay to Mr. Edwardson a lump sum equal to his base salary and bonus paid in the prior twelve month period. In the event of a termination without cause within five years after commencement of employment, Mr. Oran is entitled to a cash payment equal to his base salary and annual bonus paid in the prior twelve month period, as well as immediate vesting of any of his initial option grants which would have otherwise vested within twelve months after the date of termination.

  Mr. O'Gorman is a party to a severance agreement (the "Severance Agreement") with the Corporation that provides certain benefits if the executive's employment with United is terminated (1) by the Corporation without "cause" (as defined in the Severance Agreement) or (2) by the executive for "good reason" (as defined in the Severance Agreement) in either case within three years following a "change in control" (as defined in the Severance Agreement). The Recapitalization constituted a change in control under the Severance Agreement. Upon such a termination of employment, the executive officer will be entitled to receive (1) a cash payment equal to 3 times the sum of (a) the greater of the executive's base salary as in effect on the date of the change in control or as in effect on the date his or her employment terminates plus (b) the average of the greater of the bonuses paid to the executive with respect to the three years preceding the change in control or the bonuses paid to the executive with respect to the three years preceding his or her termination of employment, (2) continuation of travel privileges (and partial tax reimbursement) on United for the executive and his or her spouse and other dependents for three years following termination of employment (and for life thereafter if the executive would have qualified for retiree travel privileges had his or her employment continued during such three-year period), (3) coverage under United's medical and other welfare benefits for a period of three years following the date of termination (and for life thereafter if the executive would have qualified for retiree medical benefits had his or her employment continued during such three-year period), (4) a lump sum payment equal to the value of the pension benefits (including any early retirement benefits) that the executive officer would have earned under United's pension plans and arrangements had the executive officer continued to be employed for an additional three years and (5) a lump sum payment equal to the amounts that United would have paid on behalf of the executive officer with respect to split dollar life insurance policies in effect for the executive. The Corporation gave the required notice during 1995 to cause the Severance Agreement to expire at the earliest possible date.

  The Corporation and Mr. Guyette also entered into a Severance Agreement having the same terms as the Severance Agreement with Mr. O'Gorman. In 1995, the Corporation and United entered into an agreement with Mr. Guyette (the "Guyette Agreement") whereby Mr. Guyette is resigning from his executive officer positions with the Corporation and United, and will be providing such services as may be requested by United through April 30, 2000 (the "Retirement Date"), at which time he will retire. Pursuant to the Guyette Agreement, Mr. Guyette's Severance Agreement has been terminated. Under the Guyette Agreement, Mr. Guyette will receive payments through the Retirement Date of $20,000 per month ("Monthly Payments") and travel, automobile, medical and other welfare benefits, as well as either a lump sum payment in respect of his split dollar insurance policy of approximately $111,000 or an alternative treatment of the policy offered by United with no greater cost to United. These payments in the aggregate do not exceed the aggregate lump sum payments that would be made to Mr. Guyette under his Severance Agreement if the rights under such agreement were to be triggered and exercised. If Mr. Guyette does not become employed by, or serve as a consultant to, another airline, directly or indirectly, or any company affiliated with another airline, prior to the Retirement Date, he will receive an additional $85,000 upon retirement. If he does become so employed or so serve, he will receive a lump-sum payment equal to the balance of his Monthly Payments through the Retirement Date, he will not be entitled to early retirement and related benefits and all other benefits under the Guyette Agreement will terminate.

RULE 405 DISCLOSURE

  A Form 4 for July 1994 and a Form 3, with respect to one matter each, were inadvertently filed late for Richard P. Cooley, a former director of the Corporation (with respect to a transaction after he ceased to be a director) and Harlow B. Osteboe (with respect to a deferred compensation plan interest), respectively. The Corporation, and not the individuals, takes responsibility for effecting these filings.

                                 PROPOSAL NO. 2

                APPROVAL OF UAL CORPORATION 1995 DIRECTORS PLAN

  On December 15, 1994, the Board of Directors unanimously approved the UAL Corporation 1995 Directors Plan for non-employee directors, which is intended to consolidate and replace the existing director compensation arrangements. The New Plan encourages stock ownership by directors by allowing them to elect to receive Common Stock in lieu of cash fees, and also enables the directors to defer their stock awards and cash or stock fees until after their retirement from Board (unless an earlier date is elected by them). THE NEW PLAN DOES NOT CHANGE THE FEE AMOUNTS OR STOCK AWARD LEVELS FOR DIRECTORS THAT ARE CURRENTLY IN EFFECT.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE NEW PLAN.

COMPARISON TO EXISTING DIRECTOR COMPENSATION ARRANGEMENTS

  As described under "Compensation of Directors," non-employee directors currently receive an annual cash retainer fee plus an additional retainer for committee chairmen, and fees for attending board and committee meetings (collectively, "Fees"), as well as an annual award and optional deferral of 100 shares of Common Stock under the UAL Corporation 1992 Stock Plan for Outside Directors. The New Plan continues to provide for annual grants of 100 shares of Common Stock ("Stock Awards") to each Participant (as defined below) and would replace the Prior Plan, under which 15,800 shares remain available for issuance. Similarly, the New Plan does not affect the level of Fees payable to directors, which have been reduced by 10% as re-affirmed by the Board following the Recapitalization. The New Plan also gives Participants the opportunity to elect to receive all or part of their Fees in the form of Common Stock. A Participant may elect to defer the receipt of any cash or Common Stock (including Common Stock received pursuant to Stock Awards) otherwise payable under the New Plan.

GENERAL

  The purposes of the New Plan are (1) to encourage stock ownership by directors to further align their interests with those of the stockholders of the Corporation, while providing flexibility for directors who, due to their individual circumstances, may be unable to take stock in lieu of cash compensation, and (2) to provide certain deferral features for Fees and Stock Awards. Participation in the New Plan would be limited to directors of the Corporation who are not employees of the Corporation or any of its subsidiaries ("Participants").

  A summary of the material provisions of the New Plan is set forth below and is qualified in its entirety by reference to the New Plan as set forth in Exhibit A hereto. There are currently nine directors eligible to be Participants under the New Plan. As of March 22, 1995, the closing price of the Common Stock on the New York Stock Exchange was $95.75 per share.

  The New Plan is being submitted for stockholder approval in order to qualify the New Plan for an exemption from the "short-swing trading" provisions of the Exchange Act provided by Rule 16b-3 thereunder. The provisions of the New Plan with respect to Stock Awards, elections to receive Common Stock in lieu of Fees, and the ability to defer receipt of Common Stock will be effective on July 3, 1995 (the "Effective Date") if approved by the stockholders of the Corporation. If stockholder approval of the New Plan is not obtained, the New Plan will be restated to delete all references to those provisions and will continue in effect only with respect to the deferral of cash Fees, and the Prior Plan will continue in effect. If the New Plan is not approved by stockholders, the directors will not have the ability to receive stock in lieu of Fees or to defer receipt of such stock Fees.

ADMINISTRATION

  The Executive Committee of the Board of Directors administers the New Plan and has the sole and complete authority to interpret the New Plan, to adopt, amend and rescind administrative guidelines, rules and regulations relating to the New Plan, to correct any defect or omission and to reconcile any inconsistency in the New Plan or in any payment made thereunder, and to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the New Plan, to the extent consistent with the exempt status of the New Plan under Rule 16b-3.

STOCK AWARDS

  The New Plan provides for the award to each Participant on the first business day of January in each year commencing in 1996 of 100 shares of Common Stock. THIS IS IDENTICAL TO, AND WOULD REPLACE, THE CURRENT STOCK AWARD UNDER THE PRIOR PLAN. The aggregate number of shares of Common Stock available for Stock Awards pursuant to the New Plan is 20,000. Stock elections in lieu of Fees (see below) are not included in this total. The shares of Common Stock that will be granted pursuant to Stock Awards will be treasury shares. In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization affecting the Common Stock, the Executive Committee will make appropriate adjustments to the Stock Awards and to the aggregate number of shares available for Stock Awards under the New Plan.

STOCK ELECTION IN LIEU OF FEES

  A feature of the New Plan not available under the Prior Plan is the ability of a Participant to elect to receive shares of Common Stock in lieu of all or any portion of the Fees otherwise payable to the Participant. This election must be made at least six months prior to any date following the Effective Date on which such

Fees would otherwise be payable (or prior to January 1, 1995 with respect to amounts payable during 1995 prior to the Effective Date and deferred pursuant to a deferral election). Once effective, the election will continue in effect until it is revised or revoked. No such revision or revocation will be effective prior to six months from the date it is made.

  The number of shares of Common Stock that a Participant will receive by reason of an election to have all or part of the Participant's Fees paid in Common Stock is determined by dividing the amount of such Fees by the Fair Market Value (as defined in the New Plan) of a share of Common Stock as of the date on which such Fees would otherwise have been paid to the Participant. The shares of Common Stock that may be awarded under the New Plan pursuant to a stock election will be treasury shares.

NEW PLAN BENEFITS

  The following table indicates the number of shares of Common Stock and the dollar value thereof that could be received under the New Plan during 1995 had it been in effect since the beginning of the year:

                                                              DOLLAR    NUMBER
      NAME AND POSITION                                      VALUE ($) OF SHARES
      -----------------                                      --------- ---------
      Non-Executive Director Group:
       Stock Awards (February 1, 1995 grant)................   86,625      900
       Stock Elections in Lieu of Fees (1)..................  323,100    3,357
                                                              -------    -----
         Total (9 persons)..................................  409,725    4,257
                                                              =======    =====

- --------
(1) Assumes that all eligible Participants had elected to receive all of their Fees in Common Stock. These amounts are based on Board and committee meetings held to date and scheduled for the remainder of the year and on the current level of Fees, and assume a share price for purposes of converting future Fees of $96.25, the average of the high and low trading prices of the Common Stock on the New York Stock Exchange on March 22, 1995.

DEFERRAL ELECTIONS

  Each Participant may elect to defer receipt of all or any portion of his or her Fees or Common Stock until a future date (the "Distribution Date") specified by the Participant in the manner provided under the New Plan and have such amounts credited to a bookkeeping account maintained by the Corporation pending distribution. If no Distribution Date is specified by the Participant, the Distribution Date will be the first business day in January of the year following the date on which the Participant ceases to be a director of the Corporation, although the Executive Committee in its sole discretion may approve a change to the Distribution Date requested by a Participant other than in accordance with the New Plan procedures.

  Any deferred cash Fees will be credited quarterly with interest computed at the prime rate as reported by The Wall Street Journal. Any deferred Stock Awards or Common Stock elected in lieu of Fees will be credited to the Participant's account as "Stock Units." As of the record date for any dividend paid on Common Stock, the participant will be credited with additional Stock Units equal to the amount of dividends that would have been payable on the shares of Common Stock represented by the Stock Units in the Participant's account divided by the Fair Market Value of a share of Common Stock on such date. Similar adjustments will be made for other distributions and equitable adjustments will be made in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Corporation affecting the Common Stock as the Executive Committee shall determine.

  Deferred cash Fees or Common Stock will be payable to the Participant in up to 10 annual installments beginning on the Distribution Date. A Participant may elect to receive payment of any deferred Fees or Common Stock in a lump sum or in fewer than 10 installments in the manner provided under the New Plan, although the Executive Committee in its sole discretion nonetheless may distribute all deferred cash Fees and

Common Stock to a Participant in a lump sum payment, and lump sum distributions will be made in the event of the death of a Participant. The Executive Committee in its sole discretion also may elect to distribute deferred cash Fees and Common Stock to a Participant in installments if requested by such Participant other than in accordance with the New Plan procedures. Similar Stock Award deferral provisions are currently provided for under the Prior Plan.

AMENDMENT AND TERMINATION

  The New Plan may be amended or terminated at any time by the Board of Directors of the Corporation, provided that no action to amend or terminate the New Plan shall be taken by the Board, (i) without stockholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system on which the Common Stock is listed or quoted,
(ii) to materially alter or impair the rights of a Participant under the New Plan without the consent of the Participant with respect to rights already accrued, or (iii) that would disqualify the New Plan or any other plan of the Corporation intended to be qualified under the exemption provided by Rule 16b-
3. The provisions relating to Stock Awards and the election to receive Common Stock in lieu of Fees under the New Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, ERISA or the rules thereunder.

FEDERAL TAX CONSEQUENCES

  Unless a Participant elects to defer receipt of his or her Stock Award under the New Plan for any year, the Participant will recognize ordinary income at the time of the Stock Award, and the Corporation will be entitled to a corresponding deduction, equal to the fair market value of the Common Stock awarded.

  Unless a Participant elects to defer receipt of Fees, including Fees that he or she has elected to receive in shares of Common Stock, the Participant will recognize ordinary income at the time such Fees are paid in an amount equal to the cash paid or, if applicable, the fair market value of the Common Stock issued to the Participant, and the Corporation will be entitled to a corresponding deduction.

  If a Participant elects to defer receipt of his or her Stock Award or Fees (including those fees that the Participant has elected to receive in Common Stock), the Participant will recognize income at the time such amounts are actually paid in cash or distributed in the form of Common Stock, as applicable, pursuant to the election and the Corporation's corresponding deduction will be deferred until that time. The amount of income will be equal to the cash paid or the fair market value of Common Stock issued, as applicable.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE NEW PLAN.

                                 PROPOSAL NO. 3

            APPROVAL OF CHARTER AMENDMENTS--CERTAIN DEFINITIONS

  The Board of Directors unanimously approved the Charter Amendments relating to certain definitions as of March 9, 1995, which make technical corrections to and clarify ambiguities in the method for determining the duration of the Corporation's special corporate governance provisions.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE DEFINITIONAL CHARTER AMENDMENTS.

  A summary of the material provisions of the Definitional Charter Amendments is set forth below and is qualified in its entirety by reference to clauses
(A), (B) and (C) of Section FIRST of the Proposed Charter Amendments included in Exhibit B hereto.

  Under the Charter (Article FIFTH, Section 1.72), on the date (the "Termination Date") on which (a) the Common Equity (defined below) held in the ESOPs and other employee trusts or pension, retirement or other employee benefit plans (including 401(k) plans, employee stock purchase plans, and the Pilot's Directed Account Retirement Income Plan) sponsored by the Corporation or any of its Subsidiaries (as defined) plus (b) the number of Available Unissued ESOP Shares (defined, generally, as shares of Common Stock that would be issuable under shares of preferred stock committed to be issued to the ESOPs over the ESOP investment period) (collectively, "Employee Benefit Plan Shares") is less than 20% of (x) the total Common Equity of the Corporation plus (y) the number of Available Unissued ESOP Shares, many of the special corporate governance provisions applicable to the Corporation will expire (absent an Uninstructed Trustee Action, as defined in the Charter). These special corporate governance provisions were established in the Recapitalization and consist of a variety of provisions not customarily included in the certificates of incorporation or by-laws of Delaware corporations, including with respect to director and stockholder voting on specified corporate actions; qualification, voting and classification requirements applicable to Public Directors and Independent Directors; Board committees; quorum requirements and appointment and removal of officers. Upon the Termination Date, the Corporation will file a restated certificate of incorporation eliminating these special corporate governances (which by their terms are in effect only until the Termination
Date) and providing for more customary corporate governance provisions. "Common Equity" (Article FIFTH, Section 1.26) generally includes those shares of Common Stock issued in exchange for Old Common Stock outstanding at the time of the Recapitalization or issued or issuable after the Recapitalization pursuant to certain options and convertible securities outstanding at the time of the Recapitalization, as well as Permitted Bankruptcy Equity (as defined). Other shares of Common Stock issued after the Recapitalization generally are excluded from Common Equity ("Excluded Shares").

  Under the Definitional Charter Amendments, the Common Equity definition has been rewritten in order to make it easier to read and understand. In addition, it differs from the definition of Common Equity in the current Charter in two substantive respects. First, a mechanism has been added to provide for an automatic adjustment in the number of shares included in Common Equity in the event of a stock dividend, stock combination or stock split in respect of Common Stock. Under the ESOP preferred stock anti-dilution provisions in the Charter, a proportionate adjustment in the number of shares of Common Stock issuable upon conversion of the ESOP preferred stock would result automatically from such a transaction, but no other adjustment would be made under the Common Equity definition to take into account the effect of the transaction on other outstanding shares of Common Stock. Such a transaction could skew the Termination Date calculation in the event of a stock split, dividend or combination, even though the ratio of Employee Benefit Plan Shares to total shares of Common Stock would remain unchanged. The current Charter language could have the unintended consequence of discouraging the Corporation from pursuing stock splits, dividends and combinations that would otherwise benefit stockholders.

  Under the Definitional Charter Amendments, all of the shares of Common Stock included in the definition of Common Equity would be proportionately adjusted as the result of the transaction so that the stock dividend, split, combination or reverse split would have no effect whatsoever on the Termination Date calculation. The Board believes that this result is appropriate in light of the fact that such a transaction would have no effect on the economic position of the holders of Employee Benefit Plan Shares, on the one hand, and other holders of Common Stock, on the other hand.

  For example, assume 100 shares of Common Equity are outstanding, of which 55 shares, or 55%, are held in the ESOPs, and no other Employee Benefit Plan Shares are outstanding. In the event of a two-for-one stock split, the 55 shares held in the ESOPs would double to 110 shares because, pursuant to the ESOP preferred stock anti-dilution provisions, the participants in the ESOPs would receive two shares for every one share previously held. Similarly, the additional 55 shares would be added to the 100 shares (because all ESOP shares are Common Equity), but none of the other shares issued in the stock split would be taken into account in Common Equity because these shares were not issued or issuable until after the Recapitalization, and therefore are Excluded Shares. Accordingly, the ratio of Employee Benefit Plan Shares to Common

Equity would have shifted as the result of the stock split from 55:100 (55%) to 110:155 (71%), even though the split did not effect any change in the status quo prior to the split. Under the Definitional Charter Amendments, the 100 shares would double to 200 shares on account of the stock split, thus preserving the same relationship between Employee Benefit Plan Shares and Common Equity (i.e., 110:200, or 55%.)

  Second, the current Charter does not provide any guidance for the treatment of Common Equity in the event that the Corporation repurchases stock at a time that Excluded Shares are outstanding. Under the Definitional Charter Amendments, in such an event the Corporation would be required to make an assessment as to whether or not the shares being reacquired are included in Common Equity. If the Corporation conclusively establishes that the shares being reacquired are included in Common Equity, such reacquisition will reduce Common Equity by an amount of shares equal to the number of shares being acquired. Conversely, if the Corporation conclusively establishes that such shares are Excluded Shares, the reacquisition will have no effect on Common Equity. If the Corporation cannot conclusively establish whether or not such shares are included in Common Equity, then the shares reacquired will be apportioned between Common Equity and Excluded Shares, and the number of shares included in Common Equity will be reduced as a result of the reacquisition by an amount determined by multiplying the number of shares so reacquired by a fraction, the numerator of which is the number of shares of outstanding Common Stock included in Common Equity immediately prior to the reacquisition and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to the reacquisition. As of March 22, 1995, 113,257 Excluded Shares were outstanding and the Corporation can conclusively establish the ownership of 112,257 of such Excluded Shares.

  The Definitional Charter Amendments also clarify the "Termination Date" definition. In connection with the establishment of the ESOP, the Corporation, ALPA and the IAM agreed that employees should have the ability to delay the occurrence of the Termination Date by purchasing Common Stock through various pension, retirement and employee benefit plans sponsored by the Corporation or its Subsidiaries (as defined) in addition to the ESOP (collectively, the "Plans"). This agreement is reflected in the Charter by the manner in which Employee Benefit Plan Shares are included in the Termination Date calculation. Under the Charter as currently in effect, only Common Equity, and not Excluded Shares, are counted among Employee Benefit Plan Shares. However, shares of Common Stock traded in the open market are fungible, and once a share of Common Stock is sold in an open market transaction it becomes impractical, if not impossible, for the Corporation and the employee to determine whether a particular share acquired is an "Excluded Share" or "Common Equity." Furthermore, the Corporation does not believe that such a distinction is appropriate in light of the purpose of the provision, nor was it intended under the original Charter.

  The Definitional Charter Amendments would treat as Employee Benefit Plan Shares all Common Stock held in the Plans that was acquired in open market purchases or in private transactions with parties other than the Corporation, without regard to whether the Common Stock is "Common Equity." Absent this change, the Corporation does not believe it could calculate the Termination Date in a reliable manner. The Corporation does not expect this change to cause any material delay in the occurrence of the Termination Date.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE DEFINITIONAL CHARTER AMENDMENTS.

                              PROPOSAL NO. 4

          APPROVAL OF CHARTER AMENDMENTS--BOARD COMMITTEE MATTERS

  The Board of Directors unanimously approved the Charter Amendments relating to Board Committee matters as of March 9, 1995, which provide certain flexibility to the Board in administering its Committee structure.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE BOARD COMMITTEE CHARTER AMENDMENTS.

  A summary of the material provisions of the Board Committee Charter Amendments is set forth below and is qualified in its entirety by reference to clauses (D) through (J) of Section FIRST of the Proposed Charter Amendments included in Exhibit B hereto.

  The Charter contains a number of limitations on the authority of the various Board Committees, particularly those Committees that do not include either the ALPA Director or the IAM Director (together, the "Union Directors" and, with the Salaried/Management Employee Director, the "Employee Directors"). The Board Committee Charter Amendments provide flexibility in certain areas in which the Corporation believes flexibility is warranted and the balancing of interests under the Charter's corporate governance provisions will not be disrupted.

  Audit Committee. The amendments make clear that the Audit Committee has authority to review cash management, risk management, investment management and foreign exchange management policies of the Corporation. The current Charter gives the Audit Committee ancillary authority which arguably may include authority to review these policies. The Board Committee Charter Amendments provide the Audit Committee with clear and express authority to perform these functions. (Article FIFTH, Section 4.1.1)

  Compensation Committee. The amendments clarify the allocation of responsibility between the Compensation Committee and the Board with respect to compensation and benefit matters, and vest the Committee with limited ancillary authority not clearly present under the current Charter. Under the current Charter, certain internally inconsistent provisions make it unclear how authority is allocated between the Compensation Committee and the full Board. Under the Board Committee Charter Amendments, the Board would be responsible for general policy matters relative to compensation and benefit matters for the officers of the Corporation, while the Committee would be responsible for implementation of the policies and, within that framework, for decision-making with respect to individual officer compensation and benefits. (Article FIFTH, Section 4.1.3)

  Compensation Administration Committee. The amendments clarify that the Compensation Administration Committee is vested with all of the authority necessary for the Corporation to take maximum advantage of the provisions of Rule 16b-3 under the Exchange Act and Section 162(m) of the Internal Revenue Code. The current Charter refers to Committee authority over stock option plans and executive compensation programs, while the Board Committee Charter Amendments add references to restricted stock and equity incentive plans to make clear the full scope of the Committee's authority. (Article FIFTH, Section 4.1.4)

  Labor Committee. Under the current Charter, every amendment or modification to any Collective Bargaining Agreement (as defined) for employees of the Corporation or its Subsidiaries, regardless of significance or effect on the Corporation, must be approved by the Labor Committee (a committee that contains no Employee Directors). Neither the Board nor the Committee has any authority to delegate any of this responsibility to management. The Board Committee Charter Amendments vest the Board with authority to delegate to management authority to approve immaterial modifications or amendments to Collective Bargaining Agreements, as well as immaterial Collective Bargaining Agreements with labor unions representing 100 or fewer U.S. employees. The delegating resolutions would require the approval of the Labor Committee, 80% of the Board, all Outside Public Directors, and at least one Union Director. "Immateriality" under these circumstances would be determined by Board resolution, and the resolutions must specify the types of modifications, amendments and agreements for which authority is delegated. (Article FIFTH, Section 4.1.7)

  Committees Generally. The Compensation Committee, the Executive Committee and Other Board Committees (as defined) have special quorum requirements designed to assure the presence of Independent

Directors and Employee Directors at each Committee meeting. The Board Committee Charter Amendments would permit these quorum requirements to be waived by unanimous vote of the Employee Directors serving on the Committee. The Board Committee Charter Amendments would also permit the Board to delegate additional duties to the Compensation or CAP Committee, by the same vote that is required in order to create a new Board Committee. (Article FIFTH, Sections 4.1.3, 4.1.5, 4.1.10 and 4.1.12)

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE BOARD COMMITTEE CHARTER AMENDMENTS.

                              PROPOSAL NO. 5

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors, at the recommendation of the Audit Committee, has appointed, subject to approval by the stockholders, the firm of Arthur Andersen LLP as independent public accountants, to examine the financial statements of the Corporation for the year 1995. It is anticipated that a representative of Arthur Andersen LLP will be present at the meeting and will have the opportunity to make a statement, if he desires to do so, and will be available to respond to appropriate questions at that time. If the stockholders do not approve the appointment of Arthur Andersen LLP, the selection of independent public accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE CORPORATION FOR 1995.

                              STOCKHOLDER PROPOSAL

  Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Ave., N.W., Suite 215, Washington, D.C. 20037, owner of 26 shares of Common Stock of the Corporation, has given notice that she will introduce the following resolution at the Meeting:

    RESOLVED, "That the stockholders of United Airlines Corp., assembled in Annual Meeting in person and by proxy, hereby recommend that the Corporation affirm its political non-partisanship. To this end the following practices are to be avoided:

      "(a) The handing of contribution cards of a single political party to an employee by a supervisor.

      "(b) Requesting an employee to send a political contribution to an individual in the Corporation for a subsequent delivery as part of a group of contributions to a political party or fund raising committee.

      "(c) Requesting an employee to issue personal checks blank as to payee for subsequent forwarding to a political party, committee or candidate.

      "(d) Using supervisory meetings to announce that contribution cards of one party are available and that anyone desiring cards of a different party will be supplied one on request to his supervisor.

      "(e) Placing a preponderance of contribution cards of one party at mail station locations.

    REASONS, "The Corporation must deal with a great number of governmental units, commissions and agencies. It should maintain scrupulous political neutrality to avoid embarrassing entanglements detrimental to its business. Above all, it must avoid the appearance of coercion in encouraging its employees to make political contributions against their personal inclinations. The Troy (Ohio) News has condemned partisan solicitation for political purposes by managers in a local company (not United Airlines)."

  "If you AGREE, please mark your proxy FOR this resolution.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE AGAINST THIS PROPOSAL.

  The Corporation encourages its employees to participate as individuals in the political process but makes no demands on them in political matters. While various groups of employees of the Corporation and subsidiaries maintain political action committees, the Corporation does not engage in any of the practices cited by Mrs. Davis in her proposed resolutions. Further the Corporation's policies require it to comply scrupulously with all applicable laws regarding political contributions and donations and to refrain from providing any corporate support for any political activity, except when and where it is legally permissible to do so.

  Since the Corporation does not engage in any of such practices, the proposed resolution serves only as an ethics affirmation. We believe such an affirmation may be confusing and represents an inappropriate subject matter for a resolution.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL.

                                 OTHER MATTERS

  The Board of Directors knows of no other proposals to be presented for consideration at the Meeting, but if other matters do properly come before the Meeting, the persons named in the proxy will vote the shares according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

  Any stockholder proposal submitted for consideration at the Annual Meeting of Stockholders to be held in 1996 must be received by December 18, 1995, by the Secretary of the Corporation, Francesca M. Maher, UAL Corporation, P.O. Box 66919, Chicago, Illinois 60666 and must otherwise comply with rules promulgated by the Securities and Exchange Commission.

                                    GENERAL

  A copy of the Corporation's Annual Report for the year ended December 31, 1994 has been mailed, under separate cover, to each stockholder. Additional copies of the Annual Report and of the Notice of Annual Meeting and Proxy Statement and accompanying proxy may be obtained from Georgeson & Company, Inc., Wall Street Plaza, New York, New York 10005 or from the Secretary of the Corporation.

  Proxies are being solicited by and on behalf of the Board. All expenses of this solicitation including the cost of preparing and mailing this Proxy Statement will be borne by the Corporation. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Corporation in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for out-of-pocket expenses, in connection with such solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation material to beneficial owners of Common Stock and Voting Preferred Stock held of record by such persons, and the Corporation may reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith. To assure the presence in person or by proxy of the largest number of stockholders possible, the Corporation has engaged Georgeson & Co. to solicit proxies on behalf of the Corporation. The Corporation has agreed to pay such firm a proxy solicitation fee not to exceed $10,000 and to reimburse such firm for its reasonable out-of-pocket expenses.

  In order to assure the presence of the necessary quorum at the Meeting, please sign and mail the enclosed proxy promptly in the envelope provided. No postage is required if mailed within the United States. The signing of a proxy will not prevent your attending the Meeting and voting your shares of Common Stock in person, should you so desire.

  IF YOU EXPECT TO ATTEND THE MEETING, PLEASE DETACH THE ADMISSION CARD ATTACHED TO THE PROXY CARD BEFORE MAILING AND BRING THE ADMISSION CARD TO THE MEETING.

                                          By order of the Board of Directors,
                                              Francesca M. Maher
                                             Vice President--Law
                                           and Corporate Secretary

April 17, 1995

                             YOUR VOTE IS IMPORTANT

  PLEASE MARK, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT IN THE ENVELOPE PROVIDED AS PROMPTLY AS POSSIBLE SO THAT YOU WILL BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU EXPECT TO ATTEND.

                                                                       EXHIBIT A

                      UAL CORPORATION 1995 DIRECTORS PLAN

                                   SECTION 1

                                    GENERAL

  1.1. Purpose, History and Effective Date. UAL Corporation (the "Company") maintains the UAL Corporation 1992 Stock Plan for Outside Directors (the "Prior Plan") which provides certain benefits to non-employee directors of the Company. In order to (i) encourage stock ownership by directors to further align their interests with those of the stockholders of the Company, while at the same time providing flexibility for directors who, due to their individual circumstances, may be unable to take stock in lieu of cash compensation, and
(ii) add certain deferral features for fees and stock awards, the Company has authorized a variety of compensation alternatives, including those set forth in the Prior Plan, that will be available to Outside Directors under a new plan to be known as the UAL Corporation 1995 Directors Plan (the "Plan"). The Plan shall be effective immediately upon approval by the Board of Directors, except that subsections 1.4, 1.5, 1.7, 1.8 and 4.2 and Sections 2 and 3 and all references to Stock Awards, Stock Deferrals and the Company Stock Subaccount shall be effective on July 3, 1995, but only if the Plan is approved by shareholders of the Company (the "Effective Date") prior thereto. Upon the Effective Date the Prior Plan shall be terminated (with prior stock deferrals thereunder being treated as deferrals under subsection 4.2 of the Plan); provided, however, that if shareholder approval is not obtained at the next annual meeting of shareholders of the Company, subsections 1.4, 1.5, 1.7, 1.8 and 4.2 and Sections 2 and 3 and all references to Stock Awards, Stock Deferrals and the Company Stock Subaccount shall be deleted and the Plan shall be restated accordingly, and the Prior Plan will continue in effect in accordance with its terms.

  1.2. Participation. Only Outside Directors shall be eligible to participate in the Plan. As of any applicable date, an "Outside Director" is a person who is serving as a director of the Company who is not an employee of the Company or any subsidiary of the Company as of that date.

  1.3. Administration. The authority to manage and control the operation and administration of the Plan shall be vested in the Executive Committee of the Board (the "Committee"). Subject to the limitations of the Plan, the Committee shall have the sole and complete authority to:

    (a) interpret the Plan and to adopt, amend and rescind administrative guidelines and other rules and regulations relating to the Plan;

    (b) correct any defect or omission and to reconcile any inconsistency in the Plan or in any payment made hereunder; and

    (c) to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan.

The Committee's determinations on matters within its control shall be conclusive and binding on the Company and all other persons. Notwithstanding the foregoing, no member of the Committee shall act with respect to the administration of the Plan except to the extent consistent with the exempt status of the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3").

  1.4. Shares Subject to the Plan. Shares of stock which may be distributed under the plan are shares of common stock of the Company, par value $.01 per share ("Stock"). The shares of Stock which shall be available for distribution pursuant to the Plan shall be treasury shares (including, in the discretion of the Company, shares purchased in the open market). The number of shares of Stock to be distributed pursuant to Outside Directors' elections to receive shares of Stock in lieu of Eligible Cash Fees (as described in subsection 3.1) shall be determined in accordance with Section 3. The number of shares of Stock to be distributed pursuant to Outside Directors' Deferral Elections (as described in Section 4) shall be determined in accordance with Section 4. The number of shares of Stock which are available for awards under Section 2 shall be 20,000; provided, however, that:

    (a) in the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, the number and kind of shares of Stock available for awards under Section 2 and the annual awards provided thereunder shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment;

    (b) in determining what adjustment, if any, is appropriate pursuant to paragraph (a), the Committee may rely on the advice of such experts as they deem appropriate, including counsel, investment bankers and the accountants of the Company; and

    (c) no fractional shares shall be granted or authorized pursuant to any adjustment pursuant to paragraph (a), although cash payments may be authorized in lieu of fractional shares that may otherwise result from such an equitable adjustment.

  1.5. Compliance with Applicable Laws. Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock under the Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the delivery of any shares of Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. If the redistribution of shares is restricted pursuant to this subsection 1.5, the certificates representing such shares may bear a legend referring to such restrictions.

  1.6. Director and Shareholder Status. The Plan will not give any person the right to continue as a director of the Company, or any right or claim to any benefits under the Plan unless such right or claim has specifically accrued under the terms of the Plan. Participation in the Plan shall not create any rights in a director (or any other person) as a shareholder of the Company until shares of Stock are registered in the name of the director (or such other person).

  1.7. Definition of Fair Market Value. The "Fair Market Value" of a share of Stock on any date shall be equal to the average of the high and low prices of a share of Stock reported for New York Stock Exchange Composite Transactions for the applicable date or, if there are no such reported trades for such date, for the last previous date for which trades were reported.

  1.8. Source of Payments. Except for Stock actually delivered pursuant to the Plan, the Plan constitutes only an unfunded, unsecured promise of the Company to make payments or awards to directors (or other persons) or deliver Stock in the future in accordance with the terms of the Plan.

  1.9. Nonassignment. Neither a director's nor any other person's rights to payments or awards under the Plan are subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by creditors of the director.

  1.10. Elections. Any notice or document required to be filed with the Committee under the Plan will be properly filed if delivered or mailed by registered mail, postage prepaid, to the Committee, in care of the Company, at the Company's principal executive offices. The Committee may, by advance written notice to affected persons, revise such notice procedure from time to time. Any notice required under the Plan may be waived by the person entitled thereto.

                                   SECTION 2

                              FORMULA STOCK AWARDS

  As of the first business day of January each year after the Effective Date, each Outside Director shall be awarded 100 shares of Stock (the "Stock Award").

                                   SECTION 3

                         ELECTIONS TO RECEIVE STOCK IN
                           LIEU OF ELIGIBLE CASH FEES

  3.1. Election to Receive Stock. Subject to the terms and conditions of the Plan, each Outside Director may elect to forego receipt of all or any portion of the Eligible Cash Fees (as defined below) payable to him or her during 1995 following the Effective Date (or payable during 1995 prior to the Effective Date and subject to a Deferral Election made in accordance with Section 4) and during any calendar year thereafter and instead to receive whole shares of Stock of equivalent value to the Eligible Cash Fees so foregone (determined in accordance with subsection 3.3). An election under this subsection 3.1 to have Eligible Cash Fees paid in shares of Stock shall be valid only if it is in writing, signed by the Outside Director, and filed with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee but, in any event:

    (a) at least six months prior to any date in 1995 following the Effective Date or subsequent years on which such Eligible Cash Fees would otherwise be payable; and

    (b) prior to January 1, 1995 with respect to any amounts payable during 1995 prior to the Effective Date and deferred pursuant to a Deferral Election made in accordance with Section 4.

For purposes of the Plan, the term "Eligible Cash Fees" means the retainer fees, meeting fees, committee fees and committee chair fees that would otherwise be payable to the Outside Director by the Company in cash as established, from time to time, by the Board or any committee thereof.

  3.2. Revocation of Election to Receive Stock. Once effective, an election pursuant to subsection 3.1 to receive Stock shall remain in effect for successive calendar years until it is revised or revoked. Any such revision or revocation shall be in writing, signed by the Outside Director and filed with the Committee and shall be effective for the calendar year next following the date on which it is received by the Committee, or such later date specified in such notice; provided, however, that no revision or revocation shall be effective prior to six months from the date it is made.

  3.3. Equivalent Amount of Stock. The number of whole shares of Stock to be distributed to any Outside Director, or credited to his or her Deferred Compensation Account (as defined in subsection 4.3) pursuant to a Deferral Election made in accordance with Section 4, by reason of his or her election pursuant to subsection 3.1 to receive Stock in lieu of Eligible Cash Fees shall be equal to:

    (a) the amount of the Eligible Cash Fees which the Outside Director has elected to have paid to him or her in shares of Stock or credited to his or her Company Stock Subaccount (as defined in subsection 4.3);

    DIVIDED BY

    (b) the Fair Market Value of a share of Stock as of the date on which such Eligible Cash Fees would otherwise have been payable to the Outside Director.

The Fair Market Value of any fractional share shall be paid to the Outside Director in cash; provided, however, that fractional shares subject to a Deferral Election filed in accordance with subsection 4.1 shall be deferred and credited to the Company Stock Subaccount.

                                   SECTION 4

                               DEFERRAL ELECTIONS

  4.1. Deferrals of Fees. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Eligible Cash Fees otherwise payable to him or her for a calendar year commencing on or after January 1, 1995 (including any

Eligible Cash Fees that he or she has elected to receive in Stock pursuant to
Section 3) until a future date (the "Distribution Date") specified by the Outside Director in his or her Deferral Election as of which payment of his or her Deferred Compensation Account attributable to amounts deferred pursuant to his or her Deferral Election shall commence in accordance with subsection 4.4; provided, however, that in no event shall the Distribution Date elected pursuant to this subsection 4.1 be different from the Distribution Date, if any, elected by the Outside Director pursuant to subsection 4.2. If no Distribution Date is specified in an Outside Director's Deferral Election or has otherwise been elected by the Outside Director pursuant to subsection 4.2, the Distribution Date shall be deemed to be the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Deferral Election shall be effective with respect to Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) otherwise payable to him or her for services rendered after the last day of the calendar year in which such election is filed with the Committee; provided, however, that:

    (a) a Deferral Election which is filed within 30 days of the date on which a director first becomes an Outside Director shall be effective with respect to all Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) otherwise payable to him or her after the date of the Deferral Election; and

    (b) by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, a director may terminate or modify any Deferral Election as to Eligible Cash Fees payable for services rendered after the last day of the calendar year in which such notice is filed with the Committee; provided, however, that no modification may be made to the Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto.

Notwithstanding the provisions of paragraph (b) next above, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto.

  4.2. Deferral of Stock Awards. Subject to the terms and conditions of the Plan, each Outside Director, by filing a written "Stock Deferral Election" with the Committee in accordance with uniform and nondiscriminatory rules adopted by the Committee, may elect to defer the receipt of all or any portion of the Stock Award which is otherwise to be made to him or her for 1996 and subsequent years until the Distribution Date; provided, however, that if no Distribution Date has been elected (or is deemed to have been elected) pursuant to subsection 4.1, the "Distribution Date" shall be the date specified by the Outside Director in his or her Stock Deferral Election or, if no such date is specified, the first business day in January of the year following the date on which the Outside Director ceases to be a director of the Company for any reason. An Outside Director's Stock Deferral Election shall be effective with respect to Stock Awards otherwise to be made to him or her pursuant to Section 2 after the last day of the calendar year in which such election is filed with the Committee; provided, however, that by notice filed with the Committee in accordance with uniform and nondiscriminatory rules established by it, an Outside Director may terminate or modify any Stock Deferral Election as to Stock Awards to be made after the last day of the calendar year in which such notice is filed with the Committee. No modification may be made to the Distribution Date unless the Outside Director shall file such notice with the Committee at least one year prior thereto. Notwithstanding the provisions of this section, the Committee may, in its sole discretion, after considering all of the pertinent facts and circumstances, approve a change to the Distribution Date which is requested by an Outside Director less than one year prior thereto.

  4.3. Crediting and Adjustment of Deferred Amounts. The amount of any Eligible Cash Fees (including any Eligible Cash Fees that he or she has elected to receive in Stock pursuant to Section 3) deferred pursuant to subsection 4.1 ("Deferred Compensation") and the amount of any Stock Award deferred by an Outside Director pursuant to a Stock Deferral Election ("Stock Deferral") shall be credited to a bookkeeping account maintained by the Company in the name of the Outside Director (the "Deferred Compensation Account"), which account shall consist of two subaccounts, one known as the "Cash Subaccount" and the other as the

"Company Stock Subaccount." Any Stock Deferrals and Eligible Cash Fees that the Outside Director has elected to receive in Stock pursuant to Section 3 and which he or she has also elected to defer pursuant to subsection 4.1 shall be credited to his or her Company Stock Subaccount. Any other Deferred Compensation shall be credited to his or her Cash Subaccount. An Outside Director's Deferred Compensation Account shall be adjusted as follows:

    (a) As of the first day of February, May, August and November, and as of July 3, 1995 (which dates are referred to herein as "Accounting Dates"), the Outside Director's Cash Subaccount shall be adjusted as follows:

      (i) first, the amount of any distributions made since the last preceding Accounting Date and attributable to the Cash Subaccount shall be charged to the Cash Subaccount;

      (ii) next, the balance of the Cash Subaccount after adjustment in accordance with subparagraph (i) above shall be credited with interest for the period since the last preceding Accounting Date computed at the prime rate as reported by The Wall Street Journal for the current Accounting Date, or if such date is not a business day, for the next preceding business day;

      (iii) next, on the Accounting Date occurring on July 3, 1995, the balance in the Cash Subaccount shall be charged with a distribution equal to that portion of the balance in the Cash Subaccount which is attributable to Eligible Cash Fees payable prior to the Effective Date which the Outside Director has elected to receive in Stock pursuant to
    Section 3 and which were credited to the Cash Subaccount pursuant to the Outside Director's Deferral Election (as adjusted in accordance with the terms of the Plan through July 3, 1995); and

      (iv) finally, after adjustment in accordance with the foregoing provisions of this paragraph (a), the Cash Subaccount shall be credited with the portion of the Deferred Compensation otherwise payable to the Outside Director since the last preceding Accounting Date or, in the case of the Accounting Date occurring on February 1, 1995, subsequent to January 1, 1995, which is to be credited to the Cash Subaccount.

    (b) The Outside Director's Company Stock Subaccount shall be adjusted as follows:

      (i) as of the Effective Date, the Company Stock Subaccount shall be credited with that number of stock units ("Stock Units") which is equal to the amount charged to the Cash Subaccount as of that date pursuant to subparagraph (a) (iii) next above, divided by the Fair Market Value of a share of Stock as of the Effective Date;

      (ii) as of any date on or after the Effective Date on which Eligible Cash Fees would have been payable to the Outside Director in Stock but for his or her Deferral Election, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock (including any fractional shares) to which he or she would have been entitled pursuant to Section 3;

      (iii) as of the date on which a Stock Award would be made to the Outside Director pursuant to Section 2 but for his or her Stock Deferral Election, the Company Stock Subaccount shall be credited with a number of Stock Units equal to the number of shares of Stock that would have been awarded to the Outside Director as of such date but for his or her Stock Deferral Election;

      (iv) as of the date on which shares of Stock are distributed to the Outside Director in accordance with subsection 4.4 below, the Company Stock Subaccount shall be charged with an equal number of Stock Units; and

      (v) as of the record date for any dividend paid on Stock, the Company Stock Subaccount shall be credited with that number of additional Stock Units which is equal to the number obtained by multiplying the number of Stock Units then credited to the Company Stock Subaccount by the amount of the cash dividend or the fair market value (as determined by the Board of Directors) of any dividend in kind payable on a share of Stock, and dividing that product by the then Fair Market Value of a share of Stock.

In the event of any merger, consolidation, reorganization, recapitalization, spinoff, stock split, reverse stock split, rights offering, exchange or other change in the corporate structure or capitalization of the Company affecting the Stock, each Outside Director's Company Stock Subaccount shall be equitably adjusted in such manner as the Committee shall determine in its sole judgment.

  4.4. Payment of Deferred Compensation Account. Except as otherwise provided in this subsection 4.4 or subsection 4.5, the balances credited to the Cash Subaccount and Company Stock Subaccount of an Outside Director's Deferred Compensation Account shall each be payable to the Outside Director in 10 annual installments commencing as of the Distribution Date and continuing on each annual anniversary thereof. Notwithstanding the foregoing, an Outside Director may elect, by filing a notice with the Committee at least one year prior to the Distribution Date, to change the number of payments to a single payment or to any number of annual payments not in excess of ten. Each such payment shall include a cash portion, if applicable, and a Stock portion, if applicable, as follows:

    (a) The cash portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Cash Subaccount shall be equal to the balance of the Cash Subaccount multiplied by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment.

    (b) The Stock portion to be paid as of the Distribution Date or any anniversary thereof and charged to the Company Stock Subaccount shall be distributed in whole shares of Stock, the number of shares of which shall be determined by rounding to the next lower integer the product obtained by multiplying the number of Stock Units then credited to the Outside Director's Company Stock Subaccount by a fraction, the numerator of which is one and the denominator of which is the number of remaining payments to be made, including such payment. The Fair Market Value of any fractional share of Stock remaining after all Stock distributions have been made to the Outside Director pursuant to this paragraph (b) shall be paid to the Outside Director in cash.

Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in a lump sum as of any date. Notwithstanding the foregoing, the Committee, in its sole discretion, may distribute all of an Outside Director's Share Unit Account to such Outside Director (or former Outside Director) in a lump sum as of any date or, if requested by an Outside Director who has elected to receive a lump sum, the Committee, in its sole discretion, may distribute all balances in any Deferred Compensation Account to an Outside Director (or former Outside Director) in installments satisfying this Section 4.4 as requested by the Outside Director (or former Outside Director).

  4.5. Payments in the Event of Death. If an Outside Director dies before payment of his or her Deferred Compensation Account commences, all amounts then credited to his or her Deferred Compensation Account shall be distributed to his or her Beneficiary (as described below), as soon as practicable after his or her death, in a lump sum. If an Outside Director dies after payment of his or her Deferred Compensation Account has commenced but before the entire balance of such account has been distributed, the remaining balance thereof shall be distributed to his or her Beneficiary, as soon as practicable after his or her death, in a lump sum. Any amounts in the Cash Subaccount shall be distributed in cash and any amounts in the Stock Subaccount shall be distributed in whole shares of Stock determined in accordance with paragraph 4.4(b), and the Fair Market Value of any fractional share of Stock shall be distributed in cash. For purposes of the Plan, the Outside Director's "Beneficiary" is the person or persons the Outside Director designates, which designation shall be in writing, signed by the Outside Director and filed with the Committee prior to the Outside Director's death. A Beneficiary designation shall be effective when filed with the Committee in accordance with the preceding sentence. If more than one Beneficiary has been designated, the balance in the Outside Director's Deferred Compensation Account shall be distributed to each such Beneficiary per capita (with cash distributed in lieu of any fractional share of Stock). In the absence of a Beneficiary designation or if no Beneficiary survives the Outside Director, the Beneficiary shall be the Outside Director's estate.

                                   SECTION 5

                           AMENDMENT AND TERMINATION

  While the Company expects and intends to continue the Plan, the Board of Directors of the Company reserves the right to, at any time and in any way, amend, suspend or terminate the Plan; provided, however, that no amendment, suspension or termination shall:

    (a) be made without shareholder approval to the extent such approval is required by law, agreement or the rules of any exchange or automated quotation system upon which the Stock is listed or quoted;

    (b) except as provided in subsection 4.4 (relating to lump sum payments of amounts held in an Outside Director's Deferred Compensation Account) or this Section 5, materially alter or impair the rights of an Outside Director under the Plan without the consent of the Outside Director with respect to rights already accrued hereunder;

    (c) amend the provisions of Section 2 or 3 more frequently than once in any six-month period except to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder; or

    (d) make any change that would disqualify the Plan or any other plan of the Company intended to be so qualified from the exemption provided by Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

                                                                       EXHIBIT B

                       PROPOSED CERTIFICATE OF AMENDMENT
                                     OF THE
                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                UAL CORPORATION

  UAL CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

  FIRST: That as of March 9, 1995, the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable that the Restated Certificate of Incorporation of this Corporation (the "Restated Certificate") be amended as follows:

    (A) that Article FIFTH, Subsection 1.26, of the Restated Certificate be amended to be and read as follows:

      1.26 "Common Equity" means, in the aggregate and without double-counting:

        (a) the Common Stock outstanding at the time in question that satisfies any one or more of the following clauses (i) through (vi):

                (i) that was issued upon conversion of ESOP Convertible
              Preferred Stock or Voting Stock (other than Common Stock);

                (ii) that was issued upon conversion of the Series A Preferred
              Stock or any Pre-Closing Covered Convertible;

                (iii) that was issued upon exercise of any Pre-Closing Covered
              Option;

                (iv) that constitutes Permitted Bankruptcy Equity or was
              issued upon conversion, exercise or exchange of any Permitted Bankruptcy Equity;

                (v) that was outstanding immediately prior to the close of business on the Measuring Date (as defined in the Recapitalization Agreement), other than as a result of an issuance initially approved after the Effective Time; or

                (vi) that was issued in a transaction described in Part II,
              Section 6.4(a) (i), (ii) or (iii), of Article FOURTH of this Restated Certificate in respect of the number of shares of Common Stock that at the time of such transaction were included in the definition of Common Equity;

        (b) the Common Stock issuable upon conversion of ESOP Convertible Preferred Stock or Voting Stock (other than Common Stock) outstanding at the time in question;

        (c) the Common Stock issuable upon conversion of any Series A Preferred Stock or Pre-Closing Covered Convertible outstanding at the time in question;

        (d) the Common Stock issuable upon conversion, exercise or exchange of any Permitted Bankruptcy Equity outstanding at the time in question; and

        (e) the Common Stock issuable upon exercise of any Pre-Closing Covered Option outstanding at the time in question.

For purposes of the foregoing, if the Corporation reacquires any shares of outstanding Common Stock at a time that shares of Common Stock not included in the definition of Common Equity are outstanding, the Corporation shall make an assessment as to whether or not the shares so reacquired are included in the definition of Common Equity. If the Corporation cannot conclusively establish whether or not the shares so reacquired are included in the definition of Common Equity, then the number of outstanding shares of Common Stock included in the definition of Common Equity pursuant to clause (a) above shall be deemed reduced as a result of such reacquisition by the number determined by multiplying the number of shares of Common Stock so reacquired by a fraction, the numerator of which is the number of shares of Common Stock included in the definition of Common Equity outstanding immediately prior to the reacquisition and the denominator of which is the aggregate number of shares of Common Stock outstanding immediately prior to the reacquisition.

    (B) that Article FIFTH, Section 1, of the Restated Certificate be amended to add the following new Subsections 1.58.1, 1.58.2 and 1.66.1 in their respective numerical order:

      1.58.1 "Pre-Closing Covered Convertible" means any Convertible Company Securities (as defined in Section 1.8 of the Recapitalization Agreement), other than the Series A Preferred Stock, outstanding immediately prior to the Effective Time with a conversion price equal to or less than the Old Share Equivalent Price (as defined in Section
    1.10 of the Recapitalization Agreement).

      1.58.2 "Pre-Closing Covered Option" means any employee stock option granted under any employee stock option or compensation plan or arrangement of the Corporation outstanding immediately prior to the Effective Time with an exercise price of less than the Old Share Equivalent Price (as defined in Section 1.10 of the Recapitalization Agreement).

      1.66.1 "Series A Preferred Stock" means the series of Serial Preferred Stock of the Corporation, without par value, designated Series A Convertible Preferred Stock in Article FOURTH, Part I.A, of this Restated Certificate.

    (C) that Article FIFTH, Subsection 1.72, of the Restated Certificate be amended to be and read as follows:

      "Termination Date" means, except as otherwise provided in this Restated Certificate, the date on which (a) the Common Equity held in the ESOPs, the Existing Plans or in any other employee trusts or pension, retirement or other employee benefit plans sponsored by the Corporation or any of its Subsidiaries for the benefit of its employees as of the close of business on such date, plus (b) the number of Available Unissued ESOP Shares, plus, but without double-counting (c) the number of other shares of Common Stock that are held in the ESOPs, the Existing Plans or in any other employee trusts or pension, retirement or other employee benefit plans sponsored by the Corporation or any of its Subsidiaries for the benefit of its employees as of the close of business on such date and that were acquired (i) in open market transactions or (ii) in privately negotiated transactions from a person other than the Corporation or one or more Subsidiaries, represent, in the aggregate, less than 20% of (x) the Common Equity of the Corporation plus (y) the number of Available Unissued ESOP Shares.

    (D) that Article FIFTH, Section 4.1.1, of the Restated Certificate be amended to be and read as follows:

      4.1.1 Audit Committee. The Audit Committee shall consist of the four Independent Directors and the three Outside Public Directors or such fewer number of such Directors (in as nearly as practicable that same proportion of Independent Directors and Outside Public Directors) as shall qualify for audit committee membership under applicable rules of the securities exchanges or other similar trading market on which the Common Stock is traded. The function of the Audit Committee shall be
    (a) to review the professional services and independence of the Corporation's independent auditors and the scope of the annual external audit as recommended by the independent auditors, (b) to ensure that the scope of the annual external audit is sufficiently comprehensive,
    (c) to review, in consultation with the independent auditors and the internal auditors, the plan and results of the annual external audit, the adequacy of the Corporation's internal control systems, and the results of the Corporation's internal audits, (d) to review, with management and the independent auditors, the Corporation's annual financial statements, financial reporting practices and the results of each external audit, (e) to review the Corporation's cash management, risk management, investment management and foreign exchange management policies, and (f) to undertake reasonably related activities to those set forth in clauses (a) through (e) of this Subsection 4.1.1. The Audit Committee shall also have the authority to consider the qualification of the Corporation's independent auditors, to make recommendations to the Board as to their selection and to review and resolve disputes between such independent auditors and management relating to the preparation of the annual financial statements.

    (E) that Article FIFTH, Subsection 4.1.3, of the Restated Certificate be amended to be and read as follows:

      Compensation Committee. The Compensation Committee shall consist of seven Directors, including two Independent Directors, two Public Directors and the three Employee Directors. Of the two Public Directors, one shall be an Outside Public Director appointed by the Outside Public Director Nomination Committee, and one shall be the Chief Executive Officer, if the Chief Executive Officer is a Public Director. The two Independent Director members shall be appointed by the Independent Director Nomination Committee, which appointment shall require the affirmative vote of all of the votes entitled to be cast by the Independent Directors. At all meetings of the Compensation Committee, the presence of Directors entitled to cast at least a majority of the aggregate number of votes entitled to be cast by all Directors on such committee, including, unless otherwise consented to by all Employee Directors, the presence of at least one Independent Director, shall be required to constitute a quorum for the transaction of business. The principal functions of the Compensation Committee shall be (a) to review and recommend to the Board the compensation and benefit policies to be established for the officers of the Corporation,
    (b) to review and approve the individual compensation and benefit arrangements for the officers of the Corporation, except as provided in Subsection 4.1.4, (c) to review general policy matters relating to compensation and benefit arrangements of non-union employees of the Corporation, (d) to administer the stock option plans and executive compensation programs of the Corporation, including bonus and incentive plans applicable to officers and key employees of the Corporation, except as provided in Subsection 4.1.4, and (e) to undertake administrative activities reasonably related to the functions set forth in clauses (a) through (d) of this sentence. Subject to final approval by the Compensation Committee in accordance with Subsection 4.1.4, the Compensation Committee may delegate to the Compensation Administration Committee specific responsibilities with respect to the Chief Executive Officer's compensation.

    (F) that the proviso to the fourth sentence of Article FIFTH, Subsection 4.1.4, of the Restated Certificate be amended to be and read as follows:

      provided, however, that in order for any action of the Compensation Administration Committee to be effective, such action must also be approved by the Compensation Committee (unless such approval could reasonably be expected to prevent a stock option plan, restricted stock plan, other equity incentive plan or other executive compensation program (or a component thereof) that is intended to qualify under Rule 16b-3 (or any successor provision) or to qualify for an exception under
    Section 162(m) (or any successor provision) from receiving the benefits of Rule 16b-3 or qualifying for such exception, respectively).

    (G) that the fourth sentence of Article FIFTH, Subsection 4.1.5, of the Restated Certificate be amended by inserting the phrase ", unless otherwise consented to by all Employee Directors who are members of the Executive Committee," between "including" and "the presence."

    (H) that Article FIFTH, Subsection 4.1.7, of the Restated Certificate be amended to add the following new sentence at the end of such Subsection:

      Notwithstanding the foregoing, by resolutions approved by both the Labor Committee and the Board (which vote must include the affirmative vote of at least 80% of the votes entitled to be cast by the entire Board, all Outside Public Directors and at least one Union Director) the officers of the Corporation or the applicable Subsidiary may be authorized to approve such modifications or amendments, or such Collective Bargaining Agreements with any labor union representing in the aggregate not more than 100 of the Corporations' or any of its Subsidiaries' employees based in the United States, in each case of the type or types provided for in such resolutions and which are determined pursuant to such resolutions not to be material to the Corporation and its Subsidiaries.

    (I) that Article FIFTH, Subsection 4.1.10, of the Restated Certificate be amended to add the following new sentence at the end of such Subsection:

      Until the Termination Date, the Board, by resolution passed as aforesaid, may also delegate to the CAP Committee and the Compensation Committee, or any of them, such other power and authority as could have been delegated to an Other Board Committee.

    (J) that the proviso to the first sentence of Article FIFTH, Subsection 4.1.12, be amended by inserting the phrase ", unless otherwise consented to by all Employee Directors who are members of such Other Board Committee," between "Other Board Committee," the first time such phrase appears in such proviso and "if less than all".

  SECOND: That the foregoing amendments have been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law by the affirmative vote of a majority of the shares of stock of the Corporation entitled to vote thereon at the annual meeting of stockholders held on May 18, 1995, voting together as a single class.

  IN WITNESS WHEREOF, UAL Corporation has caused this Certificate to be signed
and attested by the Corporation's duly authorized officers this      day of
                   , 1995.

                                          UAL Corporation

                                          By: _____________________________

                                          Print Name: _____________________

                                          Title: __________________________

ATTEST:

By: _________________________________

Print Name: _________________________

Title: ______________________________

P R O X Y

                                UAL CORPORATION

                      THIS PROXY IS SOLICITED ON BEHALF OF
                   THE BOARD OF DIRECTORS OF UAL CORPORATION

The undersigned, having received the Notice of Meeting and Proxy Statement, hereby appoints Gerald Greenwald, John F. McGillicuddy and James J. O'Connor, and each of them, as proxies with full power of substitution, for and in the name of the undersigned, to vote all shares of Common Stock of UAL Corporation owned of record by the undersigned on the matters listed on the reverse side hereof and, in their discretion, on such other matters as may properly come be-fore the Meeting of Stockholders to be held at the Westin Bonaventure Hotel, 404 S. Figueroa Street, Los Angeles, California on May 18, 1995, at 10:00 a.m., local time, and any adjournments or postponements thereof, unless otherwise specified herein.

              ELECTION OF PUBLIC DIRECTORS
              Nominees for Election as Public
              Directors:
              John A. Edwardson, Gerald Greenwald,
              John F. McGillicuddy,
              James J. O'Connor and Paul E. Tierney.

  IF YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS IN PERSON, PLEASE MARK THE
               APPROPRIATE BOX ON THE REVERSE SIDE OF THIS CARD.

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                                                                     SEE REVERSE
                                                                         SIDE

- --------------------------------------------------------------------------------
                              FOLD AND DETACH HERE


SERVING MORE THAN 300 CITIES
ON FIVE CONTINENTS AROUND THE WORLD.

COME FLY OUR FRIENDLY SKIES.


                            [UNITED AIRLINES LOGO]

[X] Please mark your votes as in this example.                          | 4660
                                                                          ----
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR PUBLIC DIRECTOR, "FOR" PROPOSALS 2, 3, 4 AND 5, AND "AGAINST" PROPOSAL 6. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

- --------------------------------------------------------------------------------
    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3, 4 AND 5.
- --------------------------------------------------------------------------------

1. Election of five Public Directors (See reverse side for list of nominees).
   FOR [_]   WITHHELD [_]

For, except vote withheld from the following nominee(s):


- --------------------------------------------------------------------------------

2. Approval of UAL Corporation 1995 Directors Plan.
   FOR  [_]   AGAINST [_]   ABSTAIN [_]

3. Approval of Charter Amendments--Certain Definitions.
   FOR  [_]   AGAINST [_]   ABSTAIN [_]

4. Approval of Charter Amendments--Board Committee Matters.
   FOR  [_]   AGAINST [_]   ABSTAIN [_]

5. Ratification of the selection of Arthur Andersen LLP as the independent accountants.
   FOR  [_]   AGAINST [_]   ABSTAIN [_]
- --------------------------------------------------------------------------------
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSAL 6.
- --------------------------------------------------------------------------------

6. Proposal on political non-partisanship.
   FOR  [_]   AGAINST [_]   ABSTAIN [_]
- --------------------------------------------------------------------------------
Do you plan to attend the Meeting of Stockholders in person?
   YES [_]   NO [_]



__________________________________________________________________________, 1995
SIGNATURE(S)                                                 DATE

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said Meeting or any adjournments or postponements there-
of.
- --------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

      ADMISSION TICKET
      ---------------------------------

                                              MEETING OF STOCKHOLDERS OF UAL
                                              CORPORATION MAY 18, 1995 10:00
      [LOGO OF UAL CORPORATION]               A.M. CALIFORNIA BALLROOM WESTIN
                                              BONAVENTURE HOTEL 404 S.
                                              FIGUEROA STREET LOS ANGELES,
                                              CALIFORNIA
                                              --------------------

      -----------------------------------------------------------------
      You must present this ticket to the UAL Corporation representative at the entrance to the California Ballroom to be admitted to the Meeting of Stockholders.

                               --------------------

        IF YOU PLAN TO ATTEND THE MEETING OF STOCKHOLDERS, PLEASE MARK THE
                     APPROPRIATE BOX ON THE PROXY CARD ABOVE.

                               --------------------